Exhibit 10.7

OFFICE BUILDING LEASE

Between

140 BW LLC, Landlord

And

ACA FINANCIAL GUARANTY CORPORATION, Tenant

Premises:

The Entire 47th Floor and the Entire 48th Floor
140 Broadway
New York, New York

i

EXHIBITS

Exhibit A-l:	Floor Plan of Existing Premises
Exhibit A-2:	Floor Plans of Additional Premises
Exhibit B:	[Intentionally Deleted]
Exhibit C:	Form of Letter of Credit
Exhibit D:	[Intentionally Deleted]
Exhibit E:	Rules and Regulations
Exhibit F:	Requirements for Certificates of Final Approval
Exhibit G:	Tenant Alteration Work and New Construction Conditions and Requirements
Exhibit H:	List of Approved Contractors and Sub-Contractors
Exhibit I:	Form of Subordination Non-disturbance and Attornment Agreement
Exhibit J:	Building HVAC Specifications
Exhibit K:	Building Cleaning Specifications

INDEX OF DEFINED TERMS

TERM	SECTION

ADA	4.04

Additional Rent	1.05

Aggregate Gross Rent	7.02(C)(l)

Alteration	2.02(A)

Base Operating Amount	3.01(A)

Base Operating Year	1.01(A)

Base Rent	1.01(B)

Base Tax Amount	3.01(C)

Base Tax Year	1.01(C)

Broker	1.01(D)

Building	1.01(E)

Code	7.01(A)(3)

Commencement Date	1.01(F)

Date of Such Taking	6.01(A)

Easement	5.01(B)

Environmental Claims	6.04(D)

Environmental Law	6.04(D)

Environmental Permits	6.04(D)

Event of Default	7.01(A)

Expiration Date	1.01(H)

Guarantor	7.01(A)(3)

Hazardous Materials	6.04(D)

Indemnitees	4.05(A)

Interest	3.01(I)

Interim Electric Charge	4.06(G)

Landlord	Preface, 9.09

Landlord’s Consultant	2.02(B)

Landlord’s Contribution	2.01

Landlord’s Notice Address	1.01(J)

TERM	SECTION

Landlord’s Operating Statement	3.01(E)

Landlord’s Tax Statement	3.01(F)

Lease	Preface

Letter of Credit	8.01(B)

Mortgage	5.01(B)

Notice	9.04(A)

Office Building	1.01(K)

Operating Expenses	3.01(G)

Operating Expense Payment	3.03(A)

Operating Year	3.01(H)

Partnership Tenant	4.13

Permitted Uses	1.01(L)

Premises	1.01(M)

Property	1.01(N)

Reletting Costs	7.02(C)(l)

Rent Payment Address	1.01(O)

Required Capital Improvement Amount	3.01(I)

Rules and Regulations	9.22, Exhibit E

Security Deposit	1.01(P)

Superior Lease	5.01(B)

Tax Payment	3.02(A)

Tax Year	3.01(K)

Taxes	3.01(J)

Tenant	Preface

Tenant’s Notice Address	1.01(R)

Tenant’s Property	2.03(A)

Tenant’s Proportionate Share	1.01(S)

Term	1.01(T)

v

OFFICE BUILDING LEASE

140 Broadway
New York, New York

THIS OFFICE BUILDING LEASE (this “Lease”) is made as of this 7th day of December, 2006 by and between 140 BW LLC (“Landlord”), a Delaware limited liability company, having an office c/o Hines, 140 Broadway, 21st Floor, New York, New York 10005 and ACA FINANCIAL GUARANTY CORPORATION (“Tenant”), a Maryland corporation having an office at 140 Broadway, New York, New York 10005.

W I T N E S S E T H:

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

ARTICLE 1

Definitions, Demise, Premises, Term, Rent

Section 1.01 Definitions. The following terms shall have the meanings hereinafter set forth throughout this Lease.

(A)          “Base Operating Year” shall mean the calendar year 2009.

(B)           “Base Rent” shall mean the base rent payable by Tenant during the Term, as follows:

EXISTING PREMISES

	PAYMENTS
DATES	ANNUAL	MONTHLY

Existing Premises Commencement Date through January 31, 2015	$2,219,568.00	$184,964.00

February 1, 2015 through the Expiration Date	$2,432,988.00	$202,749.00

ADDITIONAL PREMISES

	PAYMENTS
DATES	ANNUAL	MONTHLY

Additional Premises Commencement Date through January 31, 2015	$435,604.00	$36,300.34

February 1, 2015 through the Expiration Date	$477,489.00	$39,790.00

(C)                   “Base Tax Year” shall mean the Tax Year (as defined in subsection 3.01(K)) hereof) 2009/10.

(D)                  “Broker” shall mean, collectively, Cushman & Wakefield, Inc. and Studley, Inc.

(E)                    “Building” shall mean collectively, the Office Building (as defined in subsection 1.01(K) hereof) and the Property (as defined in subsection 1.01(N) hereof).

(F)                    “Commencement Date” shall mean (i) September 1, 2009 (the “Existing Premises Commencement Date”) with respect to the Existing Premises and (ii) November 1, 2009 (the “Additional Premises Commencement Date”) with respect to the Additional Premises (as the foregoing capitalized terms are defined in Section 1.08 hereof.)

(G)                   [Intentionally Deleted]

(H)                  “Expiration Date” shall mean April 30, 2020.

(I)                       [Intentionally Deleted]

(J)                      “Landlord’s Notice Address” shall mean Hines, 140 Broadway, 21st Floor, New York, New York 10005, Attn: Property Management with a copy of each Notice (as defined in subsection 9.04(A) hereof) to Landlord to be sent to (i) Deutsche Immobilien Fonds AG, Asset Management 1, Caffamacherreihe 8, 20355 Hamburg, Germany, Attn: Berit Winkler, and (ii) Rottenberg Lipman Rich, P.C., 369 Lexington Avenue, 15th Floor, New York, New York 10017, Attention: Charles S. Rich, Esq.

(K)                  “Office Building” shall mean that certain building and other improvements having a street address of 140 Broadway, New York, New York.

(L)                    “Permitted Uses” shall mean general, executive and administrative offices in connection with Tenant’s business and ancillary uses thereto.

(M)               “Premises” shall mean individually, or collectively, the Existing Premises and following the Additional Premises Commencement Date, the Additional Premises as shown on the floor plans annexed hereto as Exhibit A-1 and Exhibit A-2, respectively.

(N)                  “Property” shall mean that certain real property on which the Office Building is situated, located in the City of New York, County of New York and State of New York.

(O)                  “Rent Payment Address”: Hines 140 BW LLC
P.O. Box 27688
New York, New York 10087-7688

(P)                    “Security Deposit” shall mean $2,655,172.00 subject to the provisions of Section 8.01 hereof.

(Q)                  “Tenant’s Notice Address” shall mean 140 Broadway, New York, New York 10005

Attention: General Counsel, with a copy of each notice to Tenant to be sent to Fried, Frank, Harris, Schriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attn: Robert J. Sorin, Esq.

(R)                   “Tenant’s Proportionate Share” shall mean 4.618%.

(S)                    “Term” shall mean the period commencing on the Commencement Date and ending on the Expiration Date, being approximately ten (10) years and eight (8) months with respect to the Existing Premises and approximately ten (10) years and six (6) months with respect to the Additional Premises.

(T)                   “Rent Commencement Date” shall mean (i) October 1, 2009 with respect to the Existing Premises and (ii) May 1, 2010 with respect to the Additional Premises.

Section 1.02 Demise. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises located in the Office Building for the period commencing on the Commencement Date and ending on the Expiration Date.

Section 1.03 Commencement Date; Certain Obligations Effective Prior to the Commencement Date.

(A)          If the Commencement Date occurs on a date other than the first day of a calendar month, or if the Term expires or is terminated on a day other than the last day of a calendar month, Base Rent and any Additional Rent (as defined in Section 1.05 hereof) payable hereunder shall be prorated for such partial month on the basis of the number of days contained therein. Tenant shall pay Landlord any prorated amount payable for the month in which the Commencement Date occurs on the first day of the following month, along with all charges and payments due for such following month which were not paid by Tenant upon the execution of this Lease.

(B)           In the event Landlord shall not deliver possession of all or any portion of the Premises to Tenant on or before the Commencement Date for any reason whatsoever, Landlord shall not be deemed in default or otherwise liable to Tenant for any claims, damages, or liabilities in connection therewith or by reason thereof, and the Term of this Lease shall commence on the date Landlord delivers possession of the Premises to Tenant in accordance with the provisions of this Lease; provided, however, in the event any delay in delivery of possession of the Premises is caused by or attributable to Tenant, its servants, employees, agents or independent contractors, Tenant’s obligations under this Lease to pay Base Rent, the Operating Expense Payment (as defined in subsection 3.03(A) hereof), the Tax Payment (as defined in subsection 3.02(A) hereof) and, unless otherwise specified to the contrary herein, any other Additional Rent, shall commence on the date Landlord would have delivered possession of the Premises to Tenant, but for the delay caused by or attributable to Tenant. Tenant hereby expressly waives any right to rescind or terminate this Lease under Section 223-a of the New York Real Property Law or any successors statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of all or any portion of the Premises to Tenant on or before the Commencement Date.

(C)           If the Commencement Date is a date certain and/or if Tenant takes possession or enters into occupancy of the Premises for any reason, including for the purpose of preparing the Premises for occupancy, prior to the Commencement Date, such possession or occupancy shall be pursuant to all of the terms, covenants and conditions of this Lease, including the obligation to pay Base Rent, the Operating Expense Payment, the Tax Payment and, unless otherwise specified to the contrary herein, any other Additional Rent. Notwithstanding anything to the contrary, the terms and conditions of the Existing Lease shall apply with respect to the period of Tenant’s occupancy of the Existing Premises prior to the Existing Premises Commencement Date and if Tenant shall occupy the Additional Premises pursuant to the terms of an approved sublease prior to the Additional Premises Commencement Date, the terms of such sublease shall apply as between the parties thereto.

Section 1.04 Base Rent. Tenant shall pay Landlord at the Rent Payment Address set forth in subsection 1.01(O) hereof or at such other address as may be designated by Landlord from time to time, monthly, in advance, on the first day of each calendar month during the Term, monthly installments of Base Rent, without notice or demand and without any setoff, offset, abatement or deduction whatsoever. Notwithstanding the foregoing, upon the execution of this Lease, Tenant shall pay Landlord $94,297.17 towards the first installment of Base Rent due for the first full calendar month after the Commencement Date and Landlord hereby acknowledges receipt of such payment, subject to collection with the balance due on or before September 1, 2009.

Section 1.05 Additional Rent. All sums other than Base Rent payable by Tenant under this Lease shall be deemed additional rent (“Additional Rent”), regardless of whether any such sum is expressly characterized as, or stated to be, additional rent in any other Section of this Lease, and shall be payable within ten (10) days after demand unless other payment dates are set forth herein. Landlord shall have the same rights and remedies with respect to the failure by Tenant to pay Additional Rent as Landlord has with respect to the failure by Tenant to pay Base Rent.

Section 1.06 Use.

(A)          The Premises shall be used and occupied by Tenant solely for the Permitted Uses, and for no other purpose without the prior written consent of Landlord, which consent may be withheld for any or for no reason.

(B)           Tenant shall not use or occupy or allow the Premises to be used or occupied or do or permit anything to be done or kept in or about the Premises, or the Building that: (i) violates any certificate of occupancy for the Premises or the Building (it being agreed that use for executive, administrative and general offices shall not be deemed to violate the Certificate of Occupancy); (ii) causes or is likely to cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (iii) impairs the character, reputation, image or appearance of the Building as a first-class office building; (iv) interferes with the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (v) constitutes a nuisance, annoyance or inconvenience to other lessees or occupants of the Building or interferes with or disrupts the use or occupancy of any area of the Building (other than the Premises) by other tenants or occupants; or (vi) interferes with the transmission or reception of microwave, television, radio or other communication signals by antennae located on the roof of, or elsewhere in the Building. Tenant shall not use or allow any part of the Premises to be used for (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except for cafeteria or food service operations approved by Landlord in advance which are incidental to general office use; pantries; and items to be consumed by employees or at meetings or other functions for business invitees), liquor, tobacco, or drugs; (iii) the business of photocopying, multilith or offset printing (but Tenant may use part of the Premises for the same in connection with its own business); (iv) a typing or stenography business; (v) a school or classroom; (vi) lodging or sleeping; (vii) medical or dental offices or laboratories; (viii) a barber, beauty or manicure shop; (ix) an employment agency, executive search firm or similar enterprise; (x) the manufacture, retail sale or storage of merchandise; (xi) a dry cleaning establishment; or (xii) the auction of merchandise, goods or property of any kind. Tenant acknowledges that all food service activities in the Premises shall be performed in a sanitary and orderly manner in accordance with the Rules and Regulations and all applicable provisions of this Lease. Tenant shall take all preventive measures necessary to avoid any odors emanating from the Premises. The foregoing shall not be construed to permit the operation of a food service facility in the Premises.

Section 1.07 Abatement of Base Rent. Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder after expiration of any applicable notice and grace periods, then, notwithstanding the provisions of Section 1.04 hereof, the Base Rent shall be abated for the period commencing on Commencement Date and ending on the Rent Commencement Date applicable to the Existing Premises and the Additional Premises, as the case may be (each, a “Free Rent Period”). Tenant shall be obligated to pay for its consumption of submetered electricity in the Premises subject to and as provided in Section 4.06 from the Commencement Date through the Rent Commencement Date. Notwithstanding anything to the contrary contained herein, if an Event of Default shall occur hereunder, Tenant shall not be entitled to any further abatement of Base Rent. If any abatement pursuant to this Lease shall arise during a Free Rent Period (e.g., fire or casualty), such Free Rent Period shall be extended day for day in connection with said abatement.

Section 1.08 Existing Lease.

(A)          Landlord and Tenant hereby acknowledge that American Capital Access Service Corporation, Tenant’s subsidiary, is presently in possession of the entire 47th floor of the Building and a portion of the 48th floor of the Building (collectively, the “Existing Premises”) as more particularly shown in Exhibit A-1 annexed hereto pursuant to the terms of (i) that certain Lease dated August 7, 1998 (the “1998 Lease”) by and between MSDW 140 Broadway Property, L.L.C., as predecessor-in-interest to Landlord, as landlord, and American Capital Access Service Corporation, as predecessor-in-interest to Tenant, as tenant, together with and as modified by (i) First Amendment of Lease dated May 21, 1999 (the “First Amendment”; the 1998 Lease and the First Amendment are, collectively, the “Existing Lease”). The Existing Lease shall expire by its terms on August 31, 2009. Landlord agrees to credit the security deposit held under the Existing Lease towards the Security Deposit due under this Lease. Prior to the Existing Premises Commencement Date, the terms and conditions of the Existing

Lease shall govern the occupancy of the Existing Premises; provided, however that (i) the provisions of Article Seventh and Article Eighth of the Existing Lease (Refusal Space and Option Space) are hereby deleted and of no further force or effect and (ii) Tenant may elect to perform Tenant’s Initial Alteration prior to Commencement Date, subject to the provisions of Article 2 hereof.

(B)           Effective as of the Additional Premises Commencement Date, the Premises shall be deemed to consist of (i) the Existing Premises and (ii) an additional portion of the 48th floor of the Building (the “Additional Premises”) as more particularly shown on Exhibit A-2 annexed hereto, and the term “Premises” shall mean the Existing Premises and the Additional Premises. Tenant acknowledges the Additional Premises are occupied by Platinum Technology International, Inc. (“Platinum”), another tenant of the Building under the terms of a lease which shall expire as of October 31, 2009 (the “Platinum Lease”). Landlord acknowledges that Platinum, as sublandlord and Tenant, as subtenant, have entered into a sublease dated October 19, 2006 (the “ACA Sublease”). The parties hereby acknowledge that the premises demised under the ACA Sublease (the “Sublease Premises”) are the same space as the Additional Premises demised under this Lease.

(C)           Landlord and Tenant hereby acknowledge that any default by Tenant under the Existing Lease beyond the expiration of applicable notice and cure periods (or under the sublease affecting the Additional Premises) shall, at Landlord’s option, be deemed a default under the terms of this Lease. Notwithstanding anything to the contrary, in the event the Existing Lease (and/or the sublease affecting the Additional Premises) is terminated or expires pursuant to its terms prior to the Commencement Date of this Lease, or Landlord or Tenant exercise a right of termination pursuant to the terms of the Existing Lease, this Lease shall be deemed void ab initio. Upon such termination Landlord shall have the right to retain a portion of the Security Deposit as provided in Section 8.01 (D) hereof. Any security deposit held under the Existing Lease may be applied towards payment of Tenant’s obligations under this Lease

Section 1.09 Recognition of ACA Sublease.

(A)          Subject to the provisions of Section 1.08 (C) above, Landlord agrees that so long as the Existing Lease and the ACA Sublease shall be in full force and effect and Tenant shall not be in default under the Existing Lease and the ACA Sublease, in either instance, beyond any applicable notice and cure periods:

(i)     Landlord shall not, in the exercise of any right or remedy arising or which may arise under the Platinum Lease, disturb or deprive Tenant, as subtenant of possession or its right to possession of the Sublease Premises or of any rights, privileges or easements to Tenant, as subtenant under the ACA Sublease so long as the Tenant is not in default under any of its obligations under the ACA Sublease beyond any applicable notice and cure periods; and

(ii)    In the event that the Platinum Lease shall terminate for any reason whatsoever prior to the expiration (or sooner termination) of the term of the ACA Sublease, the ACA Sublease shall continue as a direct lease between Landlord as “landlord” and Tenant as “tenant” for a term equal to the then unexpired term of the ACA Sublease, as of the date of the termination of the Platinum Lease, containing the same terms, covenants and provisions as those contained in the ACA Sublease, except as otherwise provided, as if Landlord as “landlord” and Tenant as “tenant” had originally entered into the ACA Sublease.

(B)           Upon termination of the Platinum Lease and the creation of a direct lease between Landlord and Tenant:

(i)     Tenant will promptly attorn as “tenant” to Landlord and Landlord will promptly accept such attornment as “landlord”;

(ii)    Landlord will have the same rights, remedies and options as against Tenant and Landlord agrees to be bound to Tenant for the same obligations as are contained in the ACA Sublease which Platinum Technology International, Inc. (as landlord thereunder) had or would have had under the ACA Sublease if the Platinum Lease had not been terminated, provided, however, that the Landlord shall not be liable for any act or omission of Platinum as prior landlord; or subject to any offsets or defenses which Tenant might have against Platinum. The foregoing shall not be deemed to negate any of Landlord’s obligations as overlandlord under the Platinum Lease.

(C)           Tenant agrees to be bound to Landlord for the same obligations as are contained in the ACA Sublease, which Tenant had or would have had under the ACA Sublease if the Platinum Lease had not been terminated, except that:

(i)     Tenant will not be discharged with respect to any fixed annual rent which Tenant may have paid in advance to Platinum in excess of one month’s fixed annual rent,

(ii)    Tenant shall not be discharged in respect of the portion of any additional rent as shall be allocated to one month, unless at or before the termination of the Platinum Lease such additional rent shall either have been paid and/or applied by Platinum in satisfaction of the obligation for which such additional rent was paid, or shall have been paid or transferred by Platinum to Landlord; and

(iii)   Landlord and Tenant will enter into an appropriate supplemental agreement confirming such “direct lease” between said parties upon the same terms and conditions as those contained in the ACA Sublease, except as otherwise provided herein, but with such reasonable changes as may be necessary under the circumstances.

ARTICLE 2

Condition Of The Premises; Alterations

Section 2.01 Condition of the Premises; Tenant’s Initial Alteration.

(A)          Tenant acknowledges that it is in possession of the Existing Premises under the Existing Lease and agrees that Landlord shall have no obligation to perform work to prepare Existing Premises for Tenant’s continued occupancy. Tenant agrees further to accept possession of the Additional Premises in the condition which shall exist on the Additional Premises Commencement Date “as is” and further agrees that Landlord shall have no obligation to perform any work or make any installations in order to prepare the Additional Premises for Tenant’s occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition, subject to latent defects in the Additional Premises, notice of which shall be delivered to Landlord within 90 days after Tenant taking possession thereof. The provisions of this Section 2.01 (A) are subject to the terms of the Existing Lease governing Landlord’s restoration obligations following a fire or casualty or condemnation which occurs prior to the Commencement Date.

(B)           Tenant shall perform or cause the performance of alterations in and to the Existing Premises and/or the Additional Premises (“Tenant’s Initial Alteration”) in a good and workmanlike manner. Tenant shall have the right to perform Tenant’s Initial Alteration prior to the Commencement Date of this Lease, subject to the terms of this Lease. All alterations to be performed by Tenant shall be of a quality and standard equivalent to the standards for a first-class office building in Downtown Manhattan. Tenant shall submit to Landlord complete and detailed plans and specifications including layout, architectural, mechanical, electrical, plumbing, fire protection and structural plans and specifications, showing Tenant’s Initial Alteration, which plans and specifications shall be prepared by Tenant, at Tenant’s own cost and expense. Tenant’s submission shall include not less than five (5) sets of sepias, five (5) sets of black and white prints and plans and specifications in CAD format. The plans and specifications, as approved by Landlord, are hereinafter referred to as the “Final Plans” and shall be deemed an authorization by Landlord for Tenant to proceed with Tenant’s Initial Alteration, which shall be performed by contractors approved by Landlord and otherwise in accordance with the provisions of this Lease; provided, however, that Landlord reserves the right to designate the contractor for life safety systems. The approval of the Final Plans by Landlord shall not be deemed to create any liability on the part of Landlord with respect to the design or specifications set forth in the Final Plans or be deemed an acknowledgment by Landlord that the Final Plans are in compliance with all applicable laws, rules and regulations relating thereto.

(C)                                                                                (Intentionally Deleted)

(D)          Landlord shall reimburse Tenant for the cost of Tenant’s Initial Alteration as approved by Landlord and made by Tenant, to the extent of the lesser of (i) $640,260.00 with respect to the Existing Premises and $293,195.00 with respect to the Additional Premises and (ii) the actual cost to Tenant for Tenant’s Initial Alteration applicable to the Existing Premises or the Additional Premises, as the case may be, as depicted on the Final Plans (“Landlord’s Contribution”). Landlord acknowledges up to 10% of the applicable portion of Landlord’s Contribution allocable to the Existing Premises and the Additional Premises may be utilized by Tenant for architectural fees, engineering fees, design fees, permitting and filing fees and other “soft costs” approved by Landlord. Provided this Lease is then in full force and effect and Tenant is not in default hereunder beyond any applicable notice and grace period, Landlord’s Contribution shall be paid by progress payments as follows: on or before the first (1st) day of each calendar month, Tenant may submit to each of Landlord and its consultants an application and certificate for payment (standard AIA Form G702) for that portion of Tenant’s Initial Alteration previously completed, which application and certificate for payment must be accompanied by (a) all information and documents required thereunder and (b) a partial lien waiver executed by the general contractor (the “General Contractor”) and its subcontractors employed in connection with Tenant’s Initial Alteration covering work previously paid for out of prior progress payments. Provided Landlord’s architect verifies in writing that the work described in any such application and certificate for payment has been completed substantially in accordance with the Final Plans, Landlord, shall within 45 days thereafter remit to Tenant ninety (90%) percent of the amount so requisitioned by Tenant or such other amount as is approved by Landlord, based on the portion of Tenant’s Initial Alteration which has been completed, with ten (10%) percent to be retained until final payment of Landlord’s Contribution is due pursuant to the terms of this Section 2.01. Landlord shall pay the balance of Landlord’s Contribution to Tenant within thirty (30) days after satisfactory completion of Tenant’s Initial Alteration and submission by Tenant of (a) final drawings showing Tenant’s Initial Alteration, (b) a detailed breakdown of Tenant’s final and total construction costs, together with receipted invoices (or such other proof of payment as Landlord shall reasonably require) showing payment thereof, (c) a written statement from Tenant’s architect or engineer that the work described on any such invoices has been completed substantially in accordance with the Final Plans, (d) all required AIA forms, supporting lien waivers and releases executed by the general contractor and all major subcontractors employed by Tenant in connection with Tenant’s Initial Alteration, (e) the Acceptance Letter, (f) a copy of all permits and other government authorizations necessary in connection with Tenant’s Initial Alteration and the operation of Tenant’s business from the Premises and (g) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this Section 2.01 and has satisfactorily completed Tenant’s Initial Alteration, including, at Landlord’s option, a certificate from Landlord’s architect after inspection of Tenant’s Initial Alteration.

Section 2.02 Alterations.

(A)          Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises or any part thereof (each, an “Alteration”) without Landlord’s prior consent. Landlord shall not unreasonably withhold or delay its consent to any Alteration proposed to be made by Tenant to adapt the Premises for the Permitted Uses which (i) are nonstructural, (ii) do not adversely affect the Building’s HVAC, plumbing, electrical, life safety or mechanical systems or services, (iii) do not adversely affect any part of the Building other than the Premises, (iv) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or (v) do not reduce the value or utility of the Building. Any other Alteration may be approved or disapproved by Landlord for any reason or for no reason. Notwithstanding anything to the contrary contained in this Article 2, Tenant shall not be required to obtain Landlord’s prior approval for any cosmetic changes to the Premises consisting solely of painting and recarpeting, subject to compliance with all of the applicable terms and conditions of this Lease.

(B)           Prior to making any Alteration, Tenant shall (i) submit to Landlord or to a consultant appointed by Landlord (“Landlord’s Consultant”) detailed plans and specifications (including layout, architectural, electrical, plumbing, mechanical, fire protection and structural drawings) for each proposed Alteration in hard copy and CAD format and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications (and Landlord shall approve or disapprove such plans and specifications within 30 days after Landlord’s receipt of a complete set thereof), (ii) reimburse Landlord for all out-of-pocket costs and expenses incurred by Landlord (including the cost of Landlord’s Consultant) in connection with Landlord’s review of Tenant’s plans and specifications, (iii) obtain and furnish to Landlord, at Tenant’s expense, copies of all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) furnish to Landlord duplicate original policies of worker’s compensation insurance in statutory limits (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and comprehensive public liability insurance (including property damage coverage) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds in accordance with the requirements set forth in Exhibit G annexed hereto. Tenant agrees that the review or approval by Landlord of plans and/or specifications for any proposed Alteration is solely for Landlord’s benefit and shall not be deemed to be a representation or warranty to Tenant with respect to the adequacy, correctness or compliance with applicable law of such plans and specifications or the work depicted thereon.

(C)           If any proposed Alteration will cost more than Two-Hundred Fifty Thousand ($250,000) Dollars exclusive of the costs of decorating work and items constituting Tenant’s Property (as defined in subsection 2.03(B)), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord with a cash security deposit or letter of credit in an amount equal to one hundred twenty-five percent (125%) of the estimated cost of the Alteration, and otherwise in form and substance reasonably satisfactory to Landlord, as additional security for Tenant’s objections with respect to such proposed Alterations. The provisions of this subsection 2.02(C) shall not be applicable with respect to Tenant’s Initial Alteration.

(D)          Tenant shall cause each Alteration to be performed in compliance with (i) all governmental permits and certificates necessary for the commencement and prosecution of such Alteration, (ii) applicable laws and requirements of public authorities, (iii) all applicable requirements of insurance bodies and (iv) substantially in accordance with the plans and specifications approved by Landlord. All materials and equipment used in connection with any Alteration shall be at least equal in quality and class to the then standards for the Building reasonably established by Landlord. Every Alteration shall be performed by contractors licensed in the state in which the Building is located and approved by Landlord in its reasonable discretion; provided, however, that any Alteration in or to the life safety systems of the Building shall be performed by contractor(s) designated by Landlord. Further, each Alteration shall be performed in such manner as not to delay, unreasonably interfere with, or impose any additional expense upon Landlord in the maintenance, repair or operation of the Building. Tenant shall pay all of Landlord’s actual out-of-pocket costs incurred in connection with such Alteration, including, without limitation, all management, engineering, outside consulting and construction fees incurred by or on behalf of Landlord for the review and approval of the plans and specifications, and for monitoring construction of such Alteration, and an administrative fee equal to 5% of the cost of the Alterations within ten (10) days after rendition of a bill therefor. Landlord hereby waives its right to charge the 5% administrative fee in connection with the performance of Tenant’s Initial Alteration. No Alteration shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant’s Property unless such fixtures, equipment or other property shall be promptly replaced at Tenant’s expense with new fixtures, equipment or other property of like utility and at least equal value. Attached hereto as Exhibit H is a list of approved contractors and sub-contractors for the Building, as some may be amended by Landlord from time to time. Landlord hereby approves MKDA as Tenant’s proposed architect for Tenant’s Initial Alteration.

(E)           Tenant agrees that the exercise of its rights pursuant to the provisions of this Section 2.02 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord’s union contracts affecting the Building, or create any conflict with other contractors, work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop work if Landlord notifies Tenant that continuing such work would violate Landlord’s union contracts affecting the Building, conflict with other contractors, or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building as reasonably determined by Landlord, and Tenant shall take all steps necessary to resolve same within 10 days after notice from Landlord.

(F)           Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with any Alterations, or any other work or labor performed, or services or materials furnished to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction and shall be responsible for obtaining all “close-outs” of open building permits and full compliance with all building code requirements provided that Tenant shall not be obligated to cure any notices of violation issued with respect to work performed by other tenants of the Building. Tenant shall keep the Premises and the Building free from any liens arising out of any work or labor performed, or services or materials furnished, or obligations incurred by or on behalf of Tenant. Should any mechanic’s or other lien be filed against the Premises or the Building by reason of Tenant’s or its agents’ or contractors’ acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days after the filing thereof. Should Tenant fail to discharge such lien within such thirty (30) day period, Landlord may discharge such lien, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all out-of-pocket costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to, or for the performance by, any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.

(G)           Within sixty (60) days after the completion of any Alteration, Tenant will promptly deliver to Landlord (i) “as-built” drawings of such Alteration in both paper and digital formats as specified by Landlord from time to time, (ii) a detailed breakdown of Tenant’s final and total construction costs, together with receipted invoices (or such other proof of payment as Landlord shall reasonably require) showing payment thereof, (iii) a written statement from Tenant’s architect or engineer that the work described on any such invoices has been completed in accordance with the final plans and specifications, (iv) all required AIA forms, supporting lien waivers and releases executed by the general contractor and all major subcontractors employed by Tenant in connection with Tenant’s Initial Alteration, (v) a copy of all final approvals and licenses, certificates, permits and other government authorizations necessary in connection with the Alteration and (vi) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this Article 2 and the provisions of Exhibit F annexed hereto.

(H)          All fixtures and equipment installed or used by Tenant in the Premises shall be fully paid for by Tenant.

(I)            As a condition to Landlord’s consent to any Alterations which include the installation of telecommunication cabling and equipment (collectively, “Communications Equipment”) located in space outside of the Premises, such as, but not limited to, basement space, corridor space and riser space (collectively, “Building Space”), Tenant agrees that upon the expiration or other termination of this Lease, Tenant shall, at Tenant’s expense remove the Communications Equipment located within the Premises and repair the affected area of the Premises to the condition existing prior to the installation thereof. Nothing herein contained shall be deemed to permit the installation of Communications Equipment in the demised premises or any Building Space, unless Landlord shall have consented thereto.

(J)            Landlord has applied for real property tax benefits under the Industrial and Commercial Incentive Program pursuant to Title 11, Chapter 2, Subchapter 2, Part 4(§11-256 et seq.) of the Administrative Code of the City of New York and accordingly, this Lease is subject to the provisions of Executive Order Nos. 50 (1980) and 108 (1986) and the Rules and Regulations promulgated thereunder, as same may from time to time be amended and the New York city Industrial and Commercial Incentive Program and the Rules and Regulations promulgated thereunder (the “ICIP”). To the extent required, all Alterations must be done in strict compliance with the ICIP laws for as long as the Building continues to qualify for ICIP benefits and, to the extent required, Tenant acknowledges that Landlord may be required to condition its approval for any work to be done within the Premises on the approval of a governmental agency in connection with the foregoing. In furtherance of the foregoing, Tenant and Tenant’s contractor must reasonably cooperate in filing documents required by the Department of Finance and the Department of Business Services of the City of New York in the procurement of an ICIP exemption, the Lower Manhattan Energy Program Abatement, and the Lower Manhattan Real Property Tax Abatement Program.

Section 2.03 Tenant’s Property and Landlord’s Property.

(A)          All furniture, furnishings and other articles of movable personal property and business and trade fixtures owned by Tenant and located in the Premises (collectively, “Tenant’s Property”) whether or not attached to the Premises which are installed by Tenant without expense to Landlord and which can be removed without structural damage to the Building shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term. If Tenant shall remove any of Tenant’s Property from the Premises, Tenant shall repair in a good and workmanlike manner any damage to the Premises or to the Building resulting from the removal thereof. If Landlord shall have reimbursed Tenant or allowed Tenant a credit against any installments of Base Rent or Additional Rent in respect of any portion of Tenant’s Property, then such portion of Tenant’s Property shall not be deemed to have been installed by Tenant without expense to Landlord and shall be deemed the property of Landlord.

(B)           Except as otherwise provided in this subsection or in subsection (A) hereof, all fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, and shall, upon the expiration or sooner termination of this Lease, be deemed the property of Landlord and shall not be removed by Tenant. Further, any personal property in the Premises on the Commencement Date, unless paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. Notwithstanding the foregoing provisions, upon notice to Tenant no later than thirty (30) days prior to the Expiration Date or such earlier date upon which the Term shall expire, Landlord may require Tenant to remove all or part of the fixtures, equipment, and appurtenances attached to or built into the Premises during the Term, in which event Tenant, at its expense, shall remove same from the Premises prior to expiration of this Lease and shall repair any damage caused by such removal and restore the Premises, all in a good and workmanlike manner to the condition existing prior to installation. In the event Landlord shall elect to have Tenant remove any mechanical or other equipment within the Premises containing Hazardous Materials (as defined in Section 6.04), the removal of such equipment shall conform with all requirements of law and industry practices and shall be performed by contractors and in accordance with procedures approved by Landlord.

(C)           On or before the Expiration Date or any sooner termination of this Lease, Tenant, at its expense, shall remove all of Tenant’s Property from the Premises, unless and to the extent that Landlord shall have granted its consent to Tenant to allow specific items of Tenant’s Property to remain in the Premises. If Tenant shall fail to remove any items of Tenant’s Property from the Premises as required pursuant to the provisions of this Section, then, at Landlord’s option, such items of Tenant’s Property may be deemed to have been abandoned, and may be retained by Landlord as its property or disposed of, without accountability, in such manner as Landlord shall determine, at Tenant’s expense. Notwithstanding anything to the contrary contained in this Section 2.03 or elsewhere in this Lease, Landlord agrees that it shall not require the removal of any Alterations performed as part of Tenant’s Initial Alteration, unless such Alterations are “specialty installations” which are not typical for general office use. At the time Tenant shall request Landlord’s consent to Tenant’s Initial Alteration, Tenant shall also request in writing which items shall be deemed “specialty installations” by Landlord. The foregoing provisions shall not apply with respect to the existing Staircase Installation, the obligations of which are set forth in subsection (D) below.

(D)          Landlord and Tenant acknowledge that there is an existing connecting stairwell between the 47th and 48th floors of the Premises. Not later then 8 months prior to the Expiration Date and not earlier than 11 months prior to the Expiration Date, Tenant shall deliver a notice to Landlord (the “Stairwell Removal Notice”) requesting that Landlord determine whether Tenant shall be required to remove the stairwell and repair and restore the Premises to its pre-existing condition, including the replacement of the floor structure, slab and any other areas affected thereby, (e.g., concrete, steel, pipes, duct work, wires and such other similar Building structural and mechanical components) and repair any damage caused by such removal, repair, and restoration. In the event Landlord notifies Tenant to remove the stairwell, or if Tenant fails to deliver the Stairwell Removal Notice, Tenant shall be required to perform the foregoing removal work within 90 days after the Expiration Date or earlier termination of the Lease. Landlord’s failure to notify Tenant to remove the stairwell within 30 days after receipt of the Stairwell Removal Notice shall be deemed a waiver of Landlord’s right to require such removal. A portion of the Security Deposit held by Landlord under the Lease, not to exceed the estimated cost of performing Tenant’s obligation under this subsection 2.03 (D) as reasonably determined by the Landlord, may be retained by Landlord until such time as Tenant’s obligations have been performed and observed. Landlord shall have the option, but not the obligation, to perform the stairwell removal work, at Tenant’s sole cost and expense. The foregoing provisions shall survive the Commencement Date, the Expiration Date or earlier termination of the Lease. The provisions of this subsection 2.03(D) shall not be deemed to release the tenant under the Existing Lease from its obligations concerning removal of the stairwell pursuant to the terms therein.

ARTICLE 3

Escalations

Section 3.01 Escalation Definitions. In determining any Additional Rent payable under the provisions of this Article 3, Landlord and Tenant agree as follows:

(A)              “Base Operating Amount” shall mean the Operating Expenses for the Base Operating Year.

(B)               “Base Operating Year” shall have the meaning set forth in subsection 1.01(A).

(C)               “Base Tax Amount” shall mean the Taxes for the Base Tax Year.

(D)               “Base Tax Year” shall have the meaning set forth in subsection 1.01(C).

(E)               “Landlord’s Operating Statement” shall mean an instrument or instruments setting forth the Operating Expense Payment (as defined in subsection 3.03(A)) payable by Tenant pursuant to this Article 3 for a specified Operating Year.

(F)               “Landlord’s Tax Statement” shall mean an instrument or instruments or invoice setting forth the Tax Payment (as defined in subsection 3.02(A)) or any installment thereof payable by Tenant pursuant to this Article 3 for a specific Tax Year (as defined in subsection 3.01(K)).

(G)               “Operating Expenses” shall mean the aggregate of those costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through agents or independent contractors) in respect of the operation, maintenance and management of the Property and/or the Building and the sidewalks and areas adjacent thereto. Without limiting the generality of the foregoing, Operating Expenses shall include the following:

(i)            legal, accounting and professional fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction in Taxes); (ii) the cost of all insurance maintained by or on behalf of Landlord, its affiliates, agents and employees, including, without limitation, property, liability and fidelity insurance (or an equitable allocation of the costs thereof if obtained under blanket policies affecting the Building and other properties owned by Landlord or its affiliates) and the fees and charges of insurance consultants; (iii) management fees; (iv) salaries, wages, fringe benefits of every kind and nature, bonuses and the cost of any hospitalization, medical, surgical, Worker’s Compensation, union and general welfare, pension, retirement or life insurance plans, disability or other benefits imposed by law or otherwise with respect to employees and social security, unemployment and other payroll taxes (including any other benefit or expense that is customary for workers in first-class office buildings) paid or incurred by Landlord (directly or by way of reimbursement by Landlord to its agents or contractors) relating to the employees of Landlord, or its agents or contractors engaged in the operation, repair, cleaning, maintenance, management or security of the Building; provided, that if any such employees of Landlord or its agents provide services for more than one building of Landlord or its affiliates, only a prorated portion of their wages, benefits and taxes shall be included in Operating Expenses, based on the portion of their working time devoted to the Building; (v) the cost of electricity, gas, steam or other fuel; operation of elevators and security systems; heating, cooling, air conditioning and ventilating; chilled water; hot and cold water, sewer and other utilities; utility taxes, water rates and charges and sewer rental (except to the extent included in Taxes); (vi) the cost for any building management office, including furniture, if any; (vii) the cost of cleaning (including windows), painting, janitorial, trash removal, security (including uniforms) and other services and replacement of tubes, bulbs, lamps and ballasts required for building standard lighting located in the non-tenanted areas of the Building; (viii) the cost of repairs to, and maintenance of, the Building and its respective systems; (ix) the cost of landscaping; (x) the cost of cleaning goods and supplies; (xi) the cost of, or rental charges for (including interest charges paid by Landlord for), machinery, equipment, tools, maintenance facilities or systems used in the operation, repair, cleaning, maintenance, management or security of the Building; (xii) the cost of uniforms and dry cleaning; (xiii) fees and charges payable under service agreements on equipment; (xiv) telecommunication costs incurred by Landlord or its agents; (xv) depreciation on personal property, tools and moveable equipment used in the operation, repair, cleaning, maintenance, management or security of the Building calculated on a straight-line basis over the useful life of same; (xvi) costs of contesting the validity or applicability of any law (exclusive of contesting Taxes); (xvii) fees for and costs of licenses, permits and inspections; (xviii) sales, use and utility taxes that are expended as a part of the Building’s operation, repair, cleaning, maintenance, management or security; (xix) all expenses and costs incurred by Landlord as a result of or in order to comply with applicable laws, including laws pertaining to energy or natural resource conservation or environmental protection (such as the costs of securing alternative sources of utilities, energy or other products or services and the costs of making the Building compatible with the use of such alternative sources); and (xx) all charges, taxes, surcharges, assessments or penalties imposed by any government agency or public utility as a means of conserving or controlling the consumption of water, gas, electricity, energy sources or products, natural resources, or other products or services.

The following costs and expenses shall be excluded from Operating Expenses:

(i)              expenses directly relating to the leasing of space in the Building (including tenant improvements, leasing commissions, advertising expenses and other fees incurred in connection with the listing of available space in the Building); (ii) legal fees and disbursements incurred for negotiation of leases or in connection with disputes with tenants of the building; (iii) the cost of electricity for any space occupied by tenants in the Building; (iv) expenditures for refinancing and for mortgage debt service; (v) Taxes; (vi) depreciation of the Building and amortization; (vii) franchise, income or other taxes imposed upon Landlord (other than Taxes); (viii) salaries or fringe benefits of personnel above the grade of building manager; (ix) capital improvements; except as otherwise provided in subsection 3.01(I) hereof; and (x) costs and expenses otherwise includable in Operating Expenses, to the extent that Landlord is reimbursed from other sources for such costs and expenses.

The following costs and expenses shall also be excluded from Operating Expenses:

1.                         interest, points and fees on and amortization of any Superior Mortgage or other debt and the cost of consummating any financing or refinancing;

2.                         rents under any Superior Lease or other lease and the cost of consummating any Superior Lease or other lease;

3.                         any cost at any time of any installation and decoration incurred in connection with preparing space for any tenant (including Tenant) of the Building;

4.                         cost of repairs or replacements incurred by reason of fire or other casualty to the extent to which Landlord is compensated therefor through proceeds of insurance, or caused by the exercise of the right of eminent domain;

5.                         the overhead and profit increments paid to Landlord, or to any subsidiary or affiliate of Landlord, for goods and/or services in the Building, to the extent such overhead and profit increments exceed the costs of comparable goods and/or services delivered or rendered by unaffiliated third parties or comparable reputation, stature, experience and quality to Landlord, on a competitive basis;

6.                         interest, fines, penalties, or other late payment charges paid by Landlord;

7.                         the cost of installing, operating and maintaining any commercial concessions operated by Landlord in the Building or of installing, operating and maintaining any specialty services, such as a Building cafeteria or dining facility, or an athletic, luncheon or recreational club;

8.                         Landlord’s general corporate overhead and general administrative expenses not related to the operation of the real property (such as fees and costs in connection with the sale or refinancing of the real property);

9.                         to the extent any costs includable in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide such services to both the Building and other properties), there shall be excluded from operating expenses a fair and reasonable percentage thereof which is properly allocable to such other properties;

10.                   costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan act or similar law;

11.                   costs incurred in connection with making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building (which increase the square footage of the Building), or connecting the Building to other structures adjoining the Building;

12.                   costs incurred in connection with the acquisition or sale of air rights or transferable development rights; and

13.                   costs of any sewer or water connection fees for the benefit of any particular tenant in the Building;

In determining the amount of Operating Expenses for the Base Operating Year or any other Operating Year (as defined in subsection 3.01(H) below), if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenant(s) at any time during the Base Operating Year or any other Operating Year, Operating Expenses shall be determined for the Base Operating Year or such other Operating Year to be an amount equal to the expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout the Base Operating Year or such other Operating Year. If Landlord is not furnishing any particular work or service (the cost of which if furnished by Landlord would constitute an Operating Expense) to a tenant who, pursuant to its lease, has undertaken to perform such work or service in lieu of the furnishing thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred by Landlord during such Operating Year (including the Base Operating Year, if applicable), if Landlord had at its own expense furnished such work or services to such tenant during such Operating Year.

(H)               “Operating Year” shall mean each calendar year in which any part of the Term occurs.

(I)                “Required Capital Improvement Amount” shall mean the amount of the annual amortization, together with “Interest” thereon, of the cost incurred after the Commencement Date for capital improvement items which result in, or are intended to result in, a reduction of Operating Expenses or which are required to be installed under any governmental law, regulation or authority adopted after the date of this Lease. The term “Interest” shall mean an interest rate equal to the lesser of (i) the rate of interest published from time to time in The Wall Street Journal or any successor publication as the “prime rate” in the schedule of money rates plus two percent (2%) per annum or (ii) the maximum legal interest rate allowed by law. All such costs shall be amortized over the reasonable life of the capital improvement items or at Landlord’s option, pursuant to applicable IRS depreciation or amortization schedules, but in no event to extend beyond the reasonable life of the Building.

(J)                “Taxes” shall mean all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, or any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land, the building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof, and shall disregard any tax abatement, reduction, credit or exemption permitted or granted specifically to any tenant or other occupant of the building by any governmental authority, including, without limitation, under the ICIP (as hereinafter defined) and/or under the Lower Manhattan Real Property Tax Abatement Program under Title 4 of Article 4 of the Real Property Tax Law of the State of New York. Taxes shall not include income, excess profit, revenue, excise, franchise, transfer, inheritance or capital stock tax, unless due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax or other tax or governmental imposition, however designated, shall be levied against Landlord and imposed on owners of real property as a class, and/or the land and building, in addition to, or in substitution in whole or in part for any tax which would constitute “Taxes”, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Taxes” and shall be computed as if the land and building were the sole asset of Landlord.

(K)               “Tax Year” shall mean the annual period(s) duly adopted from time to time by any applicable governmental agencies, authorities or subdivisions for the purpose of imposition of Taxes in which all or any part of the Term occurs (currently July 1 – June 30).

Section 3.02 Tenant’s Tax Payment.

(A)          If Taxes payable for any Tax Year shall exceed the Base Tax Amount, Tenant shall pay Landlord, as Additional Rent, for such Tax Year an amount (the “Tax Payment”) equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax Amount.

(B)           Tenant’s Tax Payment for each Tax Year shall be due and payable in two equal semi-annual installments, on the first day of each June and December during each Tax Year, based upon the written comparative statement furnished by Landlord prior to the commencement of such Tax Year, until such time as a new written statement for a subsequent Tax year shall become effective. If any such statement is furnished to Tenant after the commencement of a Tax Year in respect of which such statement is rendered, Tenant shall, within 30 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant’s Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord will credit Tenant the amount of Tenant’s overpayment against subsequent payments of the Base Rent under this Lease, provided that to the extent that at the termination of this Lease no further amounts are owed by Tenant to Landlord under this Lease, Landlord shall refund the amount of any such overpayment to Tenant within thirty (30) days following the date of termination of this Lease. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised statement for such Tax Year, and Tenant’s Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord’s option, Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee.

(C)           Landlord shall endeavor to furnish to Tenant a Landlord’s Tax Statement for each Tax Year as soon as reasonably practicable after the end of each Tax Year. If the Landlord’s Tax Statement shall show that the sums paid by Tenant, if any, pursuant to subsection (B) hereof exceeded the Tax Payment due from Tenant for the Tax Year for which Landlord’s Tax Statement is furnished, Landlord shall credit the amount of such excess against the immediately succeeding installments of Base Rent due under this Lease; and if the Landlord’s Tax Statement for such Tax Year shall indicate that the sums so paid by Tenant were less than the Tax Payment due from Tenant for such Tax Year, Tenant shall pay the amount of such deficiency within ten (10) days after rendition of a bill therefor.

(D)          If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall credit against subsequent installments of Base Rent due under this Lease, the amount of Tenant’s Proportionate Share of the refund (after deducting from the total refund the costs and expenses of obtaining same, including, but not limited to, appraisal, accounting and legal fees and disbursements, to the extent that such costs and expenses were not included in Taxes for the applicable Tax Year), provided that the amount of any such credit shall not exceed the amount of Tenant’s Tax Payment actually paid for such Tax Year.

(E)           Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes.

(F)           The benefit of any discount for the early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

(G)           Any Tax Payment or tax refund pursuant to subsection 3.02(D) in respect of any Tax Year which begins prior to the Commencement Date or terminates after the Expiration Date, shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

(H)          The Base Tax Amount shall be reduced if and to the extent Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise. Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 3.02, and Tenant shall pay the amount of the deficiency within 10 days after rendition of a bill therefor.

Section 3.03 Tenant’s Operating Expense Payment.

(A)          For each Operating Year or portion thereof occurring during the Term (including the Operating Year in which the Commencement Date occurs), Tenant shall pay an amount (the “Operating Expense Payment”) equal to the sum of (i) Tenant’s Proportionate Share of the amount by which the Operating Expenses for such Operating Year exceed the Base Operating Amount, and (ii) Tenant’s Proportionate Share of the Required Capital Improvement Amount for such Operating Year.

(B)           Landlord may furnish to Tenant, prior to the commencement of each Operating Year, a written statement setting forth Landlord’s reasonable estimate of the Operating Expense Payment for such Operating Year. Tenant shall pay Landlord on the first day of each month during the Operating Year in which the Operating Expense Payment will be due, an amount equal to one-twelfth (1/12) of Landlord’s estimate of the Operating Expense Payment for such Operating Year. If, however, Landlord shall not furnish an estimate for an Operating Year or if Landlord shall furnish an estimate for an Operating Year subsequent to the commencement of the applicable Operating Year, then until the first day of the month following the month in which an estimate is furnished to Tenant, Tenant shall pay Landlord on the first day of each month an amount equal to one-twelfth (1/12) of the annual Operating Expense Payment payable by Tenant for the preceding Operating Year. If Landlord shall furnish its estimate of the Operating Expense Payment for a given Operating Year subsequent to the commencement of such Operating Year, then after such estimate is furnished to Tenant, Tenant shall pay Landlord, within ten (10) days after receipt of such estimate, an amount equal to the product of (i) one-twelfth (1/12) of the estimated Operating Expense Payment for such Operating Year and (ii) the number of months (and any fractions thereof) to and including the then current month that have elapsed or commenced since the commencement of such Operating Year less the aggregate of any payments previously made on account of Operating Expense Payments in respect of such Operating Year pursuant to the provisions of this subsection (B). On the first day of the month following the month in which such estimate is furnished to Tenant and continuing monthly thereafter until the furnishing of a new estimate, Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of the Operating Expense Payment shown on such estimate. Landlord may furnish Tenant with a revised statement of Landlord’s estimate of the Operating Expense Payment for an Operating Year at any time during such Operating Year, in which event the Operating Expense Payment for such Operating Year shall be adjusted and shall be paid by Tenant to Landlord or credited by Landlord against subsequent installments of Base Rent, as the case may be.

(C)           Landlord shall endeavor to furnish to Tenant a Landlord’s Operating Statement for each Operating Year as soon as reasonably practicable after the end of each Operating Year. If the Landlord’s Operating Statement shall show that the sums paid by Tenant, if any, pursuant to subsection (B) hereof exceeded the Operating Expense Payment due from Tenant for the Operating Year for which Landlord’s Operating Statement is furnished, Landlord shall credit the amount of such excess against the immediately succeeding installments of Base Rent due under this Lease; and if the Landlord’s Operating Statement for such Operating Year shall indicate that the sums so paid by Tenant were less than the Operating Expense Payment due from Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after rendition of a bill therefor.

(D)          Any Landlord’s Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within one hundred twenty (120) days after such statement is sent, Tenant shall (i) pay Landlord the amount set forth in such statement, without prejudice to Tenant’s right to dispute same, and (ii) send a written notice to

Landlord objecting to the statement and specifying the respects in which the statement is claimed to be incorrect. Tenant recognizes and agrees that Landlord’s books and records, and those of Landlord’s agents with respect to the operation of the Building are confidential and that, except as herein specifically provided, Tenant shall have no right to inspect the same, and that any disclosure of dissemination of such confidential information shall be a material default under this Lease. Upon delivery of such notice by Tenant, Landlord shall make available to Tenant’s accountants for inspection Landlord’s books and records, with respect to Operating Expenses, solely to the extent necessary to verify the computations set forth in such Landlord’s Operating Statement. Such books and records shall be made available for inspection by such accountants upon reasonable prior notice, during business hours at a location in the Borough of Manhattan designated by Landlord. At Landlord’s option, Landlord shall have the right to deliver for inspection, in lieu of Landlord’s books and records, photocopies of relevant sections thereof. If Tenant shall dispute the correctness of Landlord’s Operating Statement as aforesaid, and the parties shall not be able to resolve such dispute within ninety (90) days after the delivery of Tenant’s notice, then either party may refer the matter or matters in dispute to independent reputable certified public accountants (then having no other business relationship with Landlord or Tenant) selected by Landlord and reasonably approved by Tenant, and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses of said independent accountants in determining such matter or matters shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the independent accountant shall apportion the fees and disbursements between the parties based upon the degree of success of each party).

(E)           The Operating Expense Payment in respect of any Operating Year which begins prior to the Commencement Date or terminates after the Expiration Date shall be prorated to correspond to that portion of such Operating Year occurring during the Term.

Section 3.04 Refunds, Credits, Adjustments.

(A)          If Tenant is entitled to a credit against subsequent installments of Base Rent in accordance with the provisions of Section 3.03 and if this Lease shall expire before any such credit shall have been fully applied, then, provided Tenant is not in default hereunder, Landlord shall promptly refund to Tenant the unapplied balance of such credit.

(B)           The expiration or termination of this Lease during any Tax Year or Operating Year shall not affect the rights or obligations of the parties hereto with respect to any Tax Payment or Operating Expense Payment that may be due in respect thereto, and any Landlord’s Tax Statement or Landlord’s Operating Statement, as the case may be, relating to such Tax Payment or Operating Expense Payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination of this Lease. Any payments due as set forth in such Landlord’s Tax Statement or Landlord’s Operating Statement, as the case may be, shall be payable within twenty (20) days after such statement is sent to Tenant.

(C)           Any failure or delay on the part of Landlord in rendering (i) Landlord’s Operating Statement with respect to any Operating Year (or any component of the Operating Payment), or (ii) Landlord’s Tax Statement with respect to any Tax Year shall not prejudice Landlord’s right to thereafter render a Landlord’s Operating Statement or a Landlord’s Tax Statement with respect to any such Operating Year (or any such component), or any such Tax Year, provided such statements are rendered 24 months after the expiration of the applicable Tax Year or Operating Year, respectively, and provided further that Tenant shall not be entitled to any refund or credit as indicated on such statement if Tenant is in default under this Lease after the expiration of any applicable notice or cure periods. In addition, the rendering of a Landlord’s Operating Statement for any Operating Year or a Landlord’s Tax Statement for any Tax Year shall not prejudice Landlord’s right to thereafter render a corrected statement for such Operating Year or Tax Year, provided such corrected statement is issued within 24 months after the expiration of the applicable Tax Year or Operating Year.

ARTICLE 4

Tenant’s Covenants And Rights

Section 4.01 Assignment and Subletting.

(A)          Tenant covenants that it shall not, by operation of law or otherwise, assign, sublet, encumber or mortgage this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt by Tenant to assign, sublet, encumber or mortgage this Lease except in accordance with the provisions of this Section 4.01 shall be voidable at Landlord’s election. The consent by Landlord to any assignment, mortgage, encumbrance, subletting or use of the Premises by others shall not constitute a waiver of Landlord’s right to withhold its consent to any other assignment, subletting, mortgage, encumbrance or use by others of the Premises. Whether or not Landlord’s consent shall be granted to any proposed assignment or subletting, Tenant shall reimburse Landlord for the reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, incurred by Landlord in connection with Tenant’s request for such consent. The absolute and unconditional prohibitions set forth in this subsection (A) and Tenant’s agreement thereto are material inducements to Landlord to enter into this Lease with Tenant, and any breach or attempted breach thereof shall constitute an Event of Default (as defined in subsection 7.01(A) hereof). For the purposes of this subsection (A), except as otherwise expressly permitted under this Section 4.01(i) the transfer or issuance of stock ultimately resulting in ownership of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant (unless Tenant terminates such sublease), or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall not be deemed to include the sale of such stock by persons or parties through the “over-the-counter market” or through any recognized stock exchange, other than by those deemed to be a “control person” within the meaning of the Securities Exchange Act of 1934, as amended, (ii) a takeover agreement or similar agreement whereby the obligations of Tenant under this Lease are assumed by another party shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this subsection (A), (iv) a modification, amendment or extension of a sublease shall be deemed a sublease (unless consented to by Landlord), and (v) if Tenant consists of more than one person, a purported assignment (whether voluntary, involuntary or by operation of law) by any of the persons executing this Lease shall be deemed a voluntary assignment of this Lease. Notwithstanding anything to the contrary contained herein, any rights and/or options of first offer, refusal or extension granted to Tenant shall be personal to Tenant named herein and, except in connection with a permitted transfer pursuant to the provisions of subsection 4.01(M) and subsection 4.01(N) of this Lease, shall be deemed null and void in the event of any assignment of this Lease or sublease of all or substantially all of the Premises.

(B)           In the event that Tenant shall desire to sublease all or a part of the Premises or enter into an assignment of this Lease, Tenant shall deliver a notice of intent to sublease or assign to Landlord setting forth (i) the effective date of a proposed assignment or proposed sublease, (ii) the proposed base annual rent and additional rent to be paid by a subtenant and the Term, (iii) the number of rentable square feet proposed to be sublet and location thereof, and (iv) such other information as Landlord may reasonably require.

(C)           The notice containing all of the information set forth in Subsection B of this Section 4.01 above shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (a) sublease such space (hereinafter called the “Leaseback Space”) from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises), (b) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises for all or substantially all of the Term), or (c) terminate this Lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Premises for all or substantially all of the balance of the term). Said options may be exercised by Landlord by notice to Tenant at any time within thirty(30) days after the aforesaid notice has been given by Tenant to Landlord.

(D)          If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and additional rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Premises, then (i) this Lease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to commence; (ii) from and after such date the Rent and additional rent due hereunder shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; (iii) from and after such date Tenant shall afford Landlord and its agents, tenants, undertenants, or licensees reasonable appropriate means of ingress and egress to and from such surrendered space; and (iv) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Premises from the balance of the Premises and in complying with any legal or insurance requirements relating to such separation, and the repairing and restoration to tenantable condition of any part of the remainder of the Premises which is physically affected by such separation.

(E)           If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Rent and additional rent then payable pursuant to this Lease, or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

(i)     shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article 4;

(ii)    shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article 4;

(iii)   shall give the subtenant the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

(iv)   shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal. Notwithstanding anything to the contrary, Tenant shall have no obligation to remove any alterations, decorations or installations to such space made by or on behalf of such assignee or subtenant; and

(v)    shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, (c) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (d) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (e) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

(F)           If Landlord exercises its option to sublet the Leaseback Space, (i) Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord; (ii) performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and (iii) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or its designee); In addition, if required by applicable law in connection with any termination of this Lease, or subletting of all or any portion of the Leaseback Space to Landlord or its designee, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect. Tenant further agrees to pay any amounts which may be assessed in connection with any of such taxes and to indemnify Landlord against and to hold Landlord harmless from any claims for payment of such taxes as a result of such transactions.

(G)           In the event Landlord does not exercise any of the options provided pursuant to the provisions of subsection 4.01(C) within 30 days of the date of Landlord’s receipt of Tenant’s notice of intent to sublease or assign, Landlord shall be deemed to have waived the right to exercise such options. If, after such waiver, Tenant desires Landlord’s consent to the subletting of all or part of the Premises or the assignment of this Lease, Tenant shall give Landlord prior written notice thereof, which notice shall include (i) the name and address of the proposed assignee or subtenant, (ii) a reasonably detailed description of such person or entity’s business, (iii) detailed financial references for such person or entity (including its most recent audited or “reviewed” balance sheet and income statement), (iv) a written authorization by such proposed subtenant or assignee for Landlord or its designee to cause a credit check to be performed with respect to it, (v) a signed conditional assignment or sublease which shall set forth, inter alia (1) the effective date of the proposed assignment or the commencement date of the proposed sublease, (2) the base annual rent and additional rent to be paid by the proposed subtenant in (which shall be within a variance of plus/minus 5% from the base rental rate(s) set forth in the notice of intent to sublet or assign), and (3) the number of rentable square feet proposed to be sublet (which shall be the same space as set forth in the notice of intent to sublet or assign), and (vi) such other information as Landlord may reasonably require. Provided that Tenant is not then in default of any of Tenant’s obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord’s consent, and as of the effective date of the proposed assignment or the commencement date of the proposed sublease, Landlord’s consent (which must be in form and substance reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon the condition that:

(i)     In Landlord’s judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is limited to the use of the Premises as general and executive offices of the type generally found in first-class office buildings, and (3) will not violate any negative covenant as to use contained in any other lease of office space in the Building of which Tenant has been provided notice;

(ii)    The proposed assignee or subtenant is a reputable person with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with audited financial statements and with other reasonable proof thereof;

(iii)   Neither (1) the proposed assignee or sublessee nor (2) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building if there is other comparable space then available for lease in the Building;

(iv)   The proposed assignee or sublessee is not a person with whom Landlord is then negotiating to lease space in the Building;

(v)    The proposed sublease or instrument of assignment shall be in form and substance reasonably satisfactory to Landlord, and the terms and conditions of the sublease shall not differ in any material respect from the terms contained in the proposed term sheet furnished to Landlord pursuant to subsection 4.01(G);

(vi)   The Premises shall not have been publicly advertised for assignment or sublease at a rental rate less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant;

(vii)  The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of New York; and

(viii) Tenant shall pay to Landlord, all reasonable direct and indirect expenses incurred by Landlord prior to any such assignee or sublessee taking possession of all or any portion of the Premises, including, but not limited to, those expenses incurred for freight elevator, security service, janitorial service and rubbish service.

(H)          If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options afforded pursuant to subsection 4.01(C), Tenant shall defend, indemnify and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(I)            If (i) Landlord fails to exercise either of its options under subsection 4.01(C) and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the fully executed assignment or sublease to which Landlord consented within ninety (90) days after submission of the documents provided in subsection 4.01(G) hereof, then, Tenant shall again comply with all of the provisions and conditions of subsection 4.01(B) and (C) before assigning this Lease or subletting all or part of the Premises.

(J)            (1)           If Landlord shall consent to any assignment of this Lease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent, an amount equal to one-half (½) of (i) all sums and other consideration paid to Tenant by an assignee for or in connection with such assignment including sums paid for the purchase or rental of Tenant’s Property and all or any part of the leasehold improvements, less (ii) the expenses incurred by Tenant in connection with such assignment for brokerage commissions, improvements to the Premises to the extent paid for by Tenant and not reimbursed by the assignee, and reasonable legal fees. (2) If Landlord shall consent to any sublease, each rental or other payment received by Tenant under such sublease (including each sum received by Tenant for the sale or rental of Tenant’s Property and/or all of any part of the leasehold improvements) shall be applied as follows:

(1)           first, such sublease rent payment shall be retained by Tenant until Tenant shall have retained under this clause (i) an amount equal to all Base Rent and Additional Rent payable under this Lease with respect to the subleased space during or in respect of the period to which such sublease rent payment relates;

(ii)           second, the balance of such sublease rent payment shall be retained by Tenant until Tenant shall have retained under this clause (ii) an amount equal to the expenses incurred by

Tenant in connection with such sublease for brokerage commissions, improvements to the subleased space to the extent paid for by Tenant and not reimbursed by subtenant, and reasonable legal fees; and

(iii)          third, one-half (1/2) the balance of such sublease rent payment shall be paid by Tenant to Landlord.

The Base Rent and Additional Rent allocable to the subleased space for any period shall equal the total Base Rent and Additional Rent accruing during such period in respect of the Premises multiplied by a fraction, the numerator of which is the number of rentable square feet of the subleased space and the denominator of which is the number of rentable square feet of the Premises. Tenant shall make payment to Landlord with respect to each sublease rent payment within thirty (30) days of Tenant’s receipt thereof. Such payment shall be accompanied by a detailed computation of the amount paid.

(K)          Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month’s Base Rent and Additional Rent without Landlord’s prior express written consent. The provisions of this subsection shall be self-operative and no further instrument shall be required to give effect to this provision.

(L)           The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for Landlord’s consent to any subsequent assignment or subletting. If this Lease is assigned or if the Premises or any part thereof is occupied by anybody other than Tenant, Landlord may collect rent from the assignee or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, undertenant or occupant as tenant, or as a release of Tenant from the further performance by Tenant of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease, and, in the event of an assignment, the Tenant named herein and any assignee of such Tenant who assumes the obligations of the named Tenant under this Lease shall be jointly and severally liable for the performance of all obligations of Tenant under this Lease from and after such assignment. In no event shall any permitted subtenant deal directly with Landlord with respect to the provision of services or the performance of Landlord’s other obligations it being understood that Landlord shall continue to deal solely with Tenant unless Landlord has otherwise agreed in writing. Nothing contained herein shall release Tenant from the obligations for the payment of any services provided to subtenant.

(M)         Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease to or permit any corporation or other business entity which is and continues at all times to control, be controlled by, or be under common control with Tenant (each a “related corporation”) to sublet the Premises for any of the purposes permitted to Tenant under this Lease (subject however to compliance with Tenant’s obligations under this Lease) provided that (i) Tenant shall not then be in default (after any applicable grace and/or cure periods set forth in subsection 7.01(A) in the performance of any of its obligations under this Lease), (ii) prior to such assignment or subletting, Tenant furnishes Landlord with the name of any such related corporation, together with evidence reasonably satisfactory to Landlord that the proposed assignee or subtenant, as the case may be, is a related corporation of Tenant, (iii) in the reasonable judgment of Landlord, the proposed assignee or subtenant is in keeping with the standards of Landlord for the Building and (iv) in the event of an assignment or a sublease of all or substantially all of the Premises, the assignee or sublessee shall have a net worth computed in accordance with generally accepted accounting principles at least equal to the then current credit standards utilized by Landlord in its reasonable discretion for comparable space, taking into account the financial obligations under this Lease, and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Any subletting to a related corporation shall not be deemed to vest in such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty-one percent (51%) of all of the voting stock of such corporation or not less than fifty-one percent (51%) of all of the legal and equitable interest in any other business entities. The provisions of subsections 4.01(B), 4.01(C), 4.01(D) and 4.01(J) shall be inapplicable with respect to the transfer under this subsection 4.01 (M).

(N)          The provisions of this Section shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s equity interests or assets are transferred, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant named herein on the date of this Lease and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. The provisions of subsections 4.01(B), 4.01(C), 4.01(D) and 4.01(J) shall be inapplicable with respect to the transfers under this subsection 4.01(N).

(O)          No assignment or sublease made pursuant to this Section and no assignment or sublease otherwise consented to by Landlord shall be valid unless, at least fifteen (15) days prior to the effective date thereof, Tenant shall deliver to Landlord a fully executed counterpart of the proposed (i) sublease in the form previously approved by Landlord or (ii) assignment and assumption, in form and substance reasonably satisfactory to Landlord, pursuant to which assignee assumes all of the obligations and liabilities of Tenant under this Lease.

(P)           The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease. Notwithstanding the foregoing, if this Lease shall be assigned by Tenant and thereafter Landlord and the assignee shall modify this Lease, no predecessor Tenant hereunder shall be bound by such modification unless it has consented to in writing.

(Q)          If the Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of sublandlord under such subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord those subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession. Such assignment and transfer shall not be effective until the date of the termination of this Lease or re-entry by Landlord hereunder or the date that Landlord shall otherwise succeed to Tenant’s estate in the Premises, at which time Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have agreed that from and after the date of termination of this Lease or re-entry by Landlord hereunder or the date that Landlord shall otherwise succeed to Tenant’s estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord’s election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease not approved in writing by Landlord or by any previous prepayment of more than one (1) month’s rent and additional rent which shall be payable as provided in the sublease, or (iv) be obligated to perform any work in the subleased space or to prepare it for occupancy beyond Landlord’s obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this subsection (Q).

(R)           Tenant named herein (or any related corporation to which this Lease is assigned pursuant to subsection M above may permit portions of the Premises to be occupied, at any time and from time to time, by persons or entities who have an existing business relationship with Tenant named herein, but who are not members, officers or employees of Tenant (each such person or entity who is permitted to occupy portions of the Premises pursuant to this section being referred to herein as a “Special Occupant”) without (x) Landlord’s prior approval and (y) Landlord having the right to recapture the Premises or part thereof or terminate the Term in respect thereof, provided that, in each case (i) Tenant is not then in default of any of its obligations under this Lease, (ii) no demising walls are erected in the Premises separating the space used by a Special Occupant from the remainder of the Premises, (iii) the Special Occupant uses the Premises in conformity with all applicable provisions of this Lease, (iv) the use of any portion of the Premises by any Special Occupant shall not create any real property interest of the Special Occupant in or to the Premises other than a license, shall not result or be deemed to result in any privity between the Landlord and the Special Occupant, shall be subject and subordinate to this Lease and to all matters to which this Lease is subject and subordinate and, in the event this Lease is terminated, all of Special Occupants rights to use or occupy any portion of the Premises shall terminate automatically, (v) the portion of the Premises exclusively used by all Special Occupants shall not exceed five percent (5%) in the aggregate of the rentable area of the Premises, and (vi) at least ten (10) days prior to a Special Occupant taking occupancy of a portion of the Premises and thereafter from time to time, Tenant gives notice to Landlord advising Landlord of (1) the name and address of such Special Occupant, (2) the character and nature of the business to be conducted by such Special Occupant, (3) the portion of the Premises to be occupied by such Special Occupant, (4) the duration of such occupancy, and (5) the fee, if any, to be paid by such Special Occupant for its use of the applicable portion of the Premises.

Section 4.02 Care of Premises; Repairs.

(A)          Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant’s sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. In addition, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of or any Alteration made by Tenant, Tenant’s servants, employees, invitees or licensees, shall, to the extent affecting the Premises, be repaired promptly by Tenant, at its sole cost and expense, to the satisfaction of Landlord and, to the extent affecting the Building (other than the Premises), be repaired by Landlord, at Tenant’s sole expense. All repairs to be performed by Tenant shall be of quality or class equal to the original work or construction in the Premises and shall be made in accordance with the provisions of Section 2.02 hereof. If Tenant fails within ten (10) days after receipt of notice to commence and to proceed thereafter with due diligence to make repairs required to be made by Tenant, such repairs may be performed by Landlord, at the expense of Tenant.

(B)           Tenant shall not place a load upon any floor of the Premises exceeding the floor load of 50 lbs. per square foot live load and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, files, paper and book storage facilities, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent and payment to Landlord of Landlord’s costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may designate.

Section 4.03 Compliance with Law. Tenant at its sole expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any directive of any public officer or officers, and with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the use or occupation thereof by Tenant for any purpose other than the Permitted Uses or the conduct by Tenant of its business in the Premises in a manner different from the ordinary and proper conduct of such business; provided, however, that Tenant shall not be obligated to make any structural alterations or repairs to the Premises to comply with the foregoing requirements except structural alterations or repairs arising from Tenant’s particular use or manner of use of the Premises. Tenant shall not do or permit to be done any act upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, the New York Board of Fire Underwriters, the New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein over that in similar type buildings or in effect prior to this Lease. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Section 2.02 hereof. If by reason of the failure of Tenant to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and Tenant shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises. Tenant shall maintain the Premises in compliance with Title III of the Americans with Disabilities Act of 1990 and all regulations promulgated thereunder (“ADA”) at its cost and expense. Tenant, at its sole cost and expense and after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any legal requirement affecting the Premises, provided that Landlord shall not be subject to any imprisonment or to prosecution for a crime, nor shall the Building or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of noncompliance or by reason of such contest, and Tenant shall indemnify Landlord against the cost of such compliance and the liability resulting from or incurred in connection with such contest or noncompliance and, if requested by Landlord, Tenant shall post such security or bond as Landlord may reasonably require.

Section 4.04 Tenant’s Insurance.

(A)                              Tenant shall procure and maintain throughout the Term of this Lease, at its sole cost and expense, the following insurance:

(1)           Commercial General Liability Insurance providing coverage for bodily injury (including death), property damage, automobile liability and products liability insurance (where such exposure exists). This policy shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant’s obligations under subsection 4.05(A) hereof. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate for all occurrences within each policy year, or such greater amounts as Landlord may from time to time require;

(2)           Fire and extended coverage insurance covering Tenant’s personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, alterations, furniture, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment, interior plumbing and plate glass against loss or damage by fire, windstorms, hail, earthquakes, explosion, riot, flood, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under “extended coverage” endorsements and special extended coverage endorsements commonly known as “all risks” endorsements, in an amount equal to the greater of the full replacement value or the amount required by the holder of any Mortgage or the lessor under a Superior Lease (each as defined in subsection 5.01(B) hereof) from time to time and containing the waiver of subrogation required in Section 6.03 of this Lease;

(3)           State Worker’s Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than Five Hundred Thousand Dollars ($500,000), or such greater amount as Landlord may from time to time require;

(4)           Business interruption insurance with coverage for at least one (1) year; and

(5)           Such other insurance as Landlord may reasonably require from time to time, if such insurance is generally required by landlords of first-class office buildings in Lower Manhattan similar to the Building or is required by the holder of any Mortgage.

(B)           It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. All of the foregoing insurance policies (with the exception of Worker’s Compensation Insurance to the extent not available under statutory law) shall name Landlord, the holder of any Mortgage any lessor under a Superior Lease or any managing agent for the Building and such other parties as Landlord shall from time to time designate as an additional insured as their respective interests may appear, and shall provide that any loss shall be payable to Landlord and any other additional insured parties as their respective interests may appear. All insurance required hereunder shall be placed with companies which are rated A:XI or better by Best’s Insurance Guide and which are licensed to do business in the State of New York. All such policies shall be written as primary policies with annual deductibles not to exceed Ten Thousand Dollars ($10,000). Any other policies, including Landlord’s coverage, will serve as excess coverage. Tenant shall deliver certificates evidencing such coverage prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and Tenant shall use all commercially reasonable efforts to cause its insurer to provide that no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days prior written notice from the insurer to Landlord. If Tenant shall fail at any time to procure and/or maintain the insurance required herein, Landlord may, at its option, procure such insurance on Tenant’s behalf and the cost thereof shall be payable upon demand, as Additional Rent. Payment by Landlord of any insurance premium or the carrying by Landlord of any such insurance policy shall not be deemed to waive or release the default of Tenant with respect thereto.

(C)           Landlord, at Landlord’s sole cost and expense (but subject to recoupment pursuant to Section 3.03 hereof), shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, as may be insurable under the then available standard forms “all-risk” insurance policies, in an amount equal to 80% of the replacement value thereof or in such lesser amount as will avoid coinsurance (including an “agreed amount” endorsement).

Section 4.05 Tenant’s Indemnification.

(A)          Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees, attorneys and agents (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, reasonable attorneys’ fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant’s expense by counsel reasonably satisfactory to Landlord, it being acknowledged that counsel designated by Tenant’s insurance carrier shall be deemed satisfactory to Landlord. As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, and Tenant hereby waives all claims with respect thereto against Landlord except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Premises. The provisions of this subsection (A) shall survive the expiration or sooner termination of this Lease.

(B)           Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, except personal injury caused by or due to the gross negligence or willful or criminal misconduct of Landlord. In addition, Landlord or its agents shall not be liable for (i) interference with the electrical service, ventilation, or for any latent defect in the Premises, (ii) any loss or damage for which Tenant is required to insure, or (iii) any loss or damage resulting from any construction, Alteration or repair required or permitted to be performed by Tenant under this Lease, except to the extent caused by or due to the gross negligence or willful misconduct of Landlord.

Section 4.06 Electricity.

(A)          Landlord shall redistribute or furnish electrical energy to or for the use of Tenant in the Premises for the operation of the lighting fixtures and the electrical receptacles installed in the Premises and for the operation of any other electrical equipment within the Premises approved by Landlord. Landlord shall install a submeter, at its cost, to measure Tenant’s consumption of electrical energy in the Premises as part of Landlord’s Initial Construction unless previously installed in the Premises. The cost of electricity utilized by Tenant shall be paid for by Tenant as Additional Rent and shall be calculated by applying “Landlord’s Cost” of electricity to the kilowatt hours, by time of day, if applicable, and kilowatts of demand as recorded on Tenant’s electric submeter or submeters, plus any taxes or other charges in connection therewith and, to the extent permitted by law, five percent (5%) of the foregoing as Landlord’s charge for overhead and supervision. “Landlord’s Cost” shall mean the average cost per kilowatt hour (energy) and average cost per kilowatt (demand), by time of day, if applicable, pursuant to which Landlord purchases electricity for the Building, including, without limitation, fuel adjustment changes, rate adjustment charges, ESCO charges, sales tax, and/or any other factors utilized by the public utility and/or other energy supply company in calculating its charges to the Building for a given period of time. Landlord shall bill Tenant, monthly, for the costs of its consumption of electricity in the Premises and Tenant shall pay the amount thereof at the time of payment of each installment of Base Rent. If either the supply or character of electrical service is changed by the public utility or other company supplying electrical service to the Building for any reason whatsoever or is no longer suitable for Tenant’s requirements, no such change or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord shall maintain and repair the electrical submeters at Landlord’s cost and expense.

(B)           Any additional feeders or risers which are required to supply any additional electrical requirements which Tenant may have, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant’s request, at the sole cost and expense of Tenant, provided that, in Landlord’s reasonable judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Office Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Office Building. At no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance. Any such alterations, additions or consent by Landlord shall be subject to the provisions of this Lease. If Landlord shall grant its consent, all additional feeders, risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant, as Additional Rent, within ten (10) days after the rendition of a bill therefor. Landlord shall provide up to six (6) watts of electricity per usable square foot connected load to the Premises, including lighting, but exclusive of the operation of the Building HVAC system.

(C)           Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than sixty (60) days notice to Tenant. If Landlord is compelled to discontinue furnishing electricity to Tenant due to prohibitions against providing submetered electricity, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord at Tenant’s sole cost and expense. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the public utility or other company servicing the Building.

(D)          Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any public utility or other company servicing the Building with electricity or for any other reason except Landlord’s gross negligence or willful conduct.

Section 4.07 Personal Property Taxes. Tenant shall pay or cause to be paid before delinquency, any and all taxes levied or assessed and payable during the Term upon all of Tenant’s leasehold improvements, equipment, furniture, fixtures, and other personal property located in the Premises.

Section 4.08 Signs.

(A)          Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed shall be prepared by Tenant in conformity with building standard signage requirements and all applicable laws and submitted to Landlord for Landlord’s consent. If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other lettering by written notice to Tenant. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Landlord at Tenant’s sole cost and expense. In the event Landlord requires payment in advance for the installation of any such signage or other lettering, no installation shall be commenced by Landlord until Landlord has received payment in full. Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to signage located in the elevator lobby as to any full floor space, or within the interior of the Premises.

(B)           After the installation of any such signage or other lettering in accordance with the provisions of this Section 4.08, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord’s prior written approval. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Landlord at Tenant’s sole cost and expense.

(C)           Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this Section may be removed by Landlord at Tenant’s sole cost.

(D)          Prior to vacating the Premises, Tenant shall, at its sole cost and expense, promptly remove its sign(s) and placards, and upon the removal or alteration of any of its sign(s) and placards for any reason, Tenant shall repair, paint, restore or replace the surface beneath such signs or placards damaged by such removal. If Tenant fails to comply with any of the provisions set forth in this Section, Landlord may, without liability, enter upon the Premises and remove same at Tenant’s expense.

Section 4.09 Surrender. Upon the expiration of the Term or other termination of this Lease, and without further notice, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in the same condition as existed on the Commencement Date, excepting only ordinary wear and tear and loss by fire or other casualty which Tenant is not obligated to repair pursuant to the terms hereof. Tenant’s obligation to observe or perform this covenant shall survive the Expiration Date or prior termination of this Lease. The voluntary or other surrender of possession of the Premises by Tenant or a mutual cancellation of this Lease shall not result in a merger of Landlord’s and Tenant’s estates.

Section 4.10 Telephone Service. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damage resulting from Tenant’s inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease.

Section 4.11 Partnership or Limited Liability Company Tenant.

(A)          Partnership Tenant. If Tenant is a partnership (or is comprised of two (2) or more persons) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two (2) or more persons) pursuant to Section 4.01 (any such partnership and such persons are referred to in this Section 4.11 as a “Partnership Tenant”), the following provisions of this Section 4.11 shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (iv) of this Section 4.11).

(B)           Limited Liability Entity. Notwithstanding anything to the contrary contained herein, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership or entity is collectively referred to as a “Limited Liability Successor Entity”), shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold or delay such consent provided that:

(i)     The Limited Liability Successor Entity succeeds to all or substantially all of Tenant’s business and assets;

(ii)    The Limited Liability Successor Entity shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the net worth of Tenant on (1) the date of execution of this Lease, or (2) the day immediately preceding the proposed effective date of such conversion;

(iii)   Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

(iv)   Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants and conditions of this Lease that are to be observed and performed by the Limited Liability Successor Entity; and

(v)    Tenant shall reimburse Landlord within ten (10) business days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Limited Liability Successor Entity, including, without limitation, any attorney’s fees and disbursements.

Section 4.12 Sprinklers. If there now is or shall be installed in the Building a “sprinkler system,” or other life safety system and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant’s agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense. If the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at its expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

Section 4.13 Window Cleaning. Tenant shall not (a) require, permit, suffer or allow the cleaning of any window in the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto) unless the equipment and safety devices required by Section 202 of the New York Labor Law or any successor statute thereto, are provided and used, or (b) permit, suffer or allow the cleaning of the outside of any window from within the Premises except by persons employed by Landlord. Tenant hereby indemnifies Landlord against liability as a result of Tenant’s (i) requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside in violation of any requirement of Section 202 of the New York Labor Law or any successor statute thereto, or (ii) permitting, suffering or allowing the outside of any window to be cleaned from within the Premises other than by persons employed by Landlord. The covenants and agreements set forth in this Section 4.13 shall survive the expiration or earlier termination of this Lease.

Section 4.14 Tenant’s Option to Extend

(A)          Tenant shall have the one-time right, at its option, to extend the Term for a single five (5) year period (the “Extension Term”). The Extension Term shall commence on the day after the Expiration Date and shall expire on the fifth anniversary of the Expiration Date unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Provided this Lease shall then be in full force and effect and Tenant shall not be in default hereunder and the expiration of any applicable notice and grace period and Landlord shall not have previously delivered more than two (2) written notices of any monetary default hereunder within the preceding forty-eight (48) months, Tenant may exercise its option to extend the Term by giving Landlord written notice of such election no later than one (1) year prior to the Expiration Date, the TIME OF EXERCISE BEING OF THE ESSENCE, and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. Notwithstanding Tenant’s exercise of its option under this Subsection (A), at Landlord’s option the Extension Term shall not commence if Tenant shall be in monetary default hereunder as of the Expiration Date and Landlord has delivered a written notice of default, in which event the Term shall expire on the Expiration Date and the provisions of this Section shall be deemed null and void and of no further force or effect. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, except that (i) the Base Rent shall be as determined in accordance with Subsection (B) of this Section 4.14, and (ii) Tenant shall have no further right to extend the Term of this Lease pursuant to this Section 4.14.

(B)           The annual Base Rent payable by Tenant for the Premises during the Extension Term shall be the fair market rental value of the Premises determined as of the day immediately preceding the Extension Term. Immediately after the exercise by Tenant of its option under Subsection (A) above, Landlord and Tenant shall use their best efforts to agree upon the fair market rental value of the Premises (exclusive of electricity charges). For the purposes of this Lease, the “fair market rental value” of the Premises shall mean the annual rental value for comparable office space renewals for a comparable class of office buildings in Downtown Manhattan, taking all relevant factors into consideration. In the event Landlord and Tenant cannot reach agreement within forty-five (45) days after the date of Tenant’s notice of exercise of its option. Landlord and Tenant shall confer and appoint a reputable, qualified, licensed real estate broker who shall have an office in the county in which the Building is located, who is familiar with the rentals then being charged in the Building and in comparable buildings and who has at least 10 years’ experience (the “Independent Broker”). If Landlord and Tenant shall fail to agree upon the designation of the Independent Broker, then upon ten (10) days’ notice, either party may apply to the Supreme Court of the county in which the Building is located to appoint the Independent Broker. Concurrently with such appointment, Landlord and Tenant shall each submit a letter to the Independent Broker, with a copy to the other, setting forth their respective estimates of the fair market rental value of the Premises, taking into consideration the duration of the Extension Term and all other terms and conditions of this Lease which are applicable to the Extension Term (respectively, “Landlord’s Letter” and “Tenant’s Letter”). The Independent Broker shall determine the fair market rental value of the Premises during the Extension Term and shall choose the fair market rental value set forth in either Landlord’s Letter or Tenant’s Letter to be the Base Rent during the Extension Term. The fees and expenses of the Independent Broker and all costs incurred in connection with the appointment of the Independent Broker shall be shared equally by Landlord and Tenant.

In the event the Extension Term shall commence prior to a determination of the Base Rent during the Extension Term having been made in accordance with Subsection (B) of this Section 4.14, then the Base Rent to be paid by Tenant to Landlord until such determination has been made shall be the greater of (i) the fair market rental value as set forth in Landlord’s Letter plus all sums payable pursuant to any other Additional Rent, or (ii) the Base Rent for the twelve (12) month period immediately preceding the commencement of the Extension Term, including any other Additional Rent payable pursuant to Article 3 hereof or as otherwise provided herein. After such determination has been made for the Base Rent during the Extension Term, any excess rental for the Extension Term theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly Base Rent payable by Tenant to Landlord and any deficiency in Base Rent due from Tenant to Landlord during the Extension Term shall be paid within ten (10) business days. Notwithstanding anything to the contrary, Tenant’s rights under this Section 4.14 are personal to the Tenant named herein and may not be exercised by any permitted successor, assign or subtenant of the Premises.

Section 4.15 Tenant’s Right of First Offer

(A)          If, at any time Landlord shall desire to lease the entire balance of the forty-sixth (46th) floor of the Building (the “Expansion Space”) to a third party other than the existing tenant in any such space, or any other party having any pre-existing rights to the Expansion Space, Landlord shall first give Tenant notice (“Landlord’s Notice”) of the availability of the Expansion Space and the length of the Term. Tenant shall have the one-time right, exercisable by notice to Landlord within 20 days after the date of Landlord’s Notice, the time of giving of such notice to be of the essence of this agreement, to notify Landlord that Tenant agrees to lease the Expansion Space for the Term specified in Landlord’s Notice, provided that, at the time of Tenant’s exercise, this Lease shall be in full force and effect and Tenant shall not then be in monetary default hereunder. The Base Rent payable in respect of the Expansion Space shall be determined pursuant to subsection 4.15(B) below. In the event that Tenant fails to deliver notice of exercise its right to lease the Expansion Space within 20 days after the date of Landlord’s Notice, Tenant shall be deemed to have waived its rights under this Section 4.15 with respect to the Expansion Space, Landlord shall have the absolute right to lease the Expansion Space to any other person or entity and Tenant shall have no further rights with respect to the Expansion Space. Notwithstanding anything to the contrary contained in this subsection (A), if the existing tenant which occupies the balance of the 46th Floor executes an early termination agreement with Landlord to surrender a portion of its 46th floor premises, Landlord agrees to provide a right of first offer as to the 46th floor space surrendered to Landlord, and a subsequent right of first offer as to the remaining 46th floor space occupied by such tenant, as and when such space becomes available, but in either instance, subject to the applicable terms and provisions hereof.

(B)           The annual Base Rent payable by Tenant for the Expansion Space shall be the fair market rental value of the Expansion Space. Immediately after the exercise by Tenant of its right of first offer under Subsection (A) above, Landlord and Tenant shall use their best efforts to agree upon the fair market rental value of the Expansion Space (exclusive of electricity charges). For the purposes of this Lease, the “fair market rental value” of the Expansion Space shall mean the annual rental value for comparable office space for comparable office buildings in Downtown Manhattan, taking all relevant factors into consideration. In the event Landlord and Tenant cannot reach agreement within thirty (30) days after the date of Tenant’s exercise of its option, Landlord and Tenant shall confer and appoint a reputable, qualified, licensed real estate broker having an office in the county in which the Building is located and is familiar with the rentals then being charged in the Building and in comparable buildings and who has at least 10 years’ experience (the “Independent Broker”). Upon the failure of Landlord and Tenant to agree upon the designation of the Independent Broker, then upon ten (10) days’ notice, either party may apply to the Supreme Court in the county in which the Building is located to appoint the Independent Broker. Concurrently with such appointment, Landlord and Tenant shall each submit a letter to the Independent Broker, with a copy to the other, setting forth their respective estimates of the fair market rental value of the Expansion Space, taking into consideration the duration of the Term and all other terms and conditions of this Lease which are applicable to the Expansion Space (respectively, “Landlord’s Letter” and “Tenant’s Letter”). The Independent Broker shall determine the fair market rental value of the Expansion Space and shall choose the fair market rental value set forth in either Landlord’s Letter or Tenant’s Letter to be the Base Rent for the Expansion Space during the applicable Term. The fees and expenses of the Independent Broker and all costs incurred in connection with the appointment of the Independent Broker shall be shared equally by Landlord and Tenant.

(C)           Within ten (10) business days after the determination of the Base Rent for the Expansion Space, Landlord and Tenant shall enter into an amendment of this Lease reasonably satisfactory to Landlord and Tenant to provide for (i) the inclusion of the Expansion Space in the Premises, (ii) an increase in the Base Rent by the fair market rental value of the Expansion Space, (iii) an increase in Tenant’s Proportionate Share to reflect the inclusion of the Expansion Space in the Premises. In all other respects, the terms and conditions contained in this Lease (including escalations and base years) shall remain unmodified. In the event Tenant shall have exercised its right of first offer on the Expansion Space and Tenant shall not have executed an amendment of this Lease within twenty (20) days after Landlord’s delivery of execution counterparts thereof, Tenant shall be deemed to have waived its rights with respect to the Expansion Space, Landlord shall have the absolute right to lease the Expansion Space to any other person or entity and Tenant shall have no further rights with respect to the Expansion Space. Notwithstanding Tenant’s exercise of its right to lease the Expansion Space pursuant to the terms of this Section 4.15, Landlord shall not be obligated to deliver possession of the Expansion Space to Tenant if, prior to delivery of possession of the Expansion Space, Tenant shall be in default hereunder beyond any applicable notice and grace period, in which event the rights of Tenant hereunder shall terminate and be of no further force or effect. Notwithstanding anything to the contrary, Tenant’s rights under this Section 4.15 are personal to the Tenant named herein and may not be exercised by any permitted successor, assign or subtenant of the Premises, except for permitted successors under the provisions of subsections 4.01(M) and 4.01(N) hereof.

ARTICLE 5

Landlord’s Covenants And Rights

Section 5.01 Quiet Enjoyment and Subordination.

(A)          Landlord covenants and agrees that, upon performance by Tenant of all of the terms, covenants, obligations, conditions and provisions hereof on Tenant’s part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the terms and conditions of this Lease.

(B)           This Lease is subject and subordinate to any reciprocal easement agreements or any other easements (each, an “Easement”); all ground or underlying leases (each, a “Superior Lease”); any mortgage, deed of trust or deed to secure debt (each, a “Mortgage”); and to any renewals, modifications, increases, extensions, replacements, and substitutions and advances made thereunder of any thereof now or hereafter affecting the Premises and/or the Building. This provision shall be self-operative and no further instrument of subordination shall be required; provided, however, that Tenant agrees to execute and deliver, upon request, such further instrument(s) in recordable form confirming this subordination as may be reasonably requested by Landlord, or the holder of any Mortgage or the lessor under any Superior Lease. Notwithstanding anything to the contrary contained herein, at the option of the holder of any Mortgage, this Lease shall be made superior to such Mortgage by the insertion therein of a declaration that this Lease is superior. If, in connection with the financing of the Property, the Office Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not materially increase the obligations or materially and adversely affect the rights of Tenant under this Lease, Tenant covenants to make such modifications. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions herein shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained herein shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

(C)           Landlord shall obtain a non-disturbance agreement from the holder of any Mortgage now or hereafter encumbering the Building or from the lessor under any Superior Lease now or hereafter affecting the Building in the form annexed hereto as Exhibit I or in the standard form of any such holder or lessor which shall provide in substance that so long as Tenant is not in default under this Lease beyond any applicable notice and grace period (a) Tenant shall not be joined as a party defendant (unless required by applicable law) (i) in any action or proceeding which may be instituted or taken by any lessor under a Superior Lease for the purpose of terminating the Superior Lease by reason of any default thereunder or (ii) in any foreclosure action or proceeding which may be instituted by the holder of a Mortgage, and (b) Tenant shall not be evicted from the Premises, nor shall Tenant’s leasehold estate or right to possession of the Premises be terminated or disturbed by reason of any default under any Superior Lease or Mortgage. Landlord shall obtain the non-disturbance agreement from the holder of the existing Mortgage promptly after the mutual execution and delivery of this Lease. Any non-disturbance agreement may also provide that Tenant will, at the option of the holder of any Mortgage or the lessor under any Superior Lease, either (i) attorn to such holder or lessor and perform for its benefit all the terms, covenants and conditions to be performed by Tenant under this Lease with the same force and effect as if the lessor or holder were the Landlord originally named in this Lease or (ii) enter into a new lease with the lessor under the Superior Lease or the holder of any Mortgage or their respective successors or assigns for the balance of the Term on the same terms and conditions as contained in this Lease. Landlord’s failure to obtain a non-disturbance agreement from the holder of any future Mortgage or lessor under a Superior Lease encumbering the Building shall not relieve or release Tenant from any of its obligations under this Lease; provided, however that the subordination of this Lease to the interest of a lessor under a Superior Lease or the holder of a Mortgage is conditioned upon Tenant’s and such holder entering into a non-disturbance agreement in form and substance substantially similar to Exhibit I annexed hereto.

Section 5.02 Landlord’s Services and Repair Obligations.

(A)          During the Term, Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations and the standards for a first-class office building in Downtown Manhattan including building lobby security services customarily provided in such buildings. Tenant shall have access to the Premises on a 24/7 basis, subject to the terms and conditions of this Lease and the Rules and Regulations in effect from time to time. Landlord shall provide the following services:

(1)                     Services To Premises: Landlord shall provide to the Premises:

Heating/Air Conditioning. Heating and air conditioning in accordance with the specifications set forth on Exhibit J, during the usual and customary business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday. Saturday, Sunday, legal holidays, union holidays and any hours other than those set forth herein shall not be deemed usual and customary business hours, and such service will be provided at these times only if Tenant shall request same not later than twenty-four (24) hours preceding the end of the last business day prior to the need for such services, provided Landlord shall use reasonable efforts to accommodate Tenant’s request for after hours HVAC up to 12 noon on any business day. Tenant shall pay for such services, as Additional Rent, within ten (10) days after rendition of a bill therefor, at the standard rate for such services at the Building as determined by Landlord from time to time. Any such charge shall be subject to a minimum usage fee based upon the minimum overtime labor which must be employed by Landlord pursuant to any labor agreements affecting the provision of services to the Building. In the event Tenant installs a new supplemental air cooling system in the Premises as part of Tenant’s Initial Alteration not to exceed a capacity of 9.5 tons, Tenant shall pay Landlord’s usual and customary charges including a one-time tap-in fee of $5,000 and condenser water charges which are presently $650 per ton per annum. Landlord’s standard rates for after-hours HVAC are $693/hour subject to 4 hour minimum usage on Saturdays, Sundays and holidays which rates and terms are subject to change by Landlord from time to time. The furnishing of such additional heating and air conditioning services are conveniences and are not and shall not be deemed to be appurtenances to the Premises, and the failure of Landlord to furnish any or all of such services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise. If one or more tenants utilizing the same system as Tenant requests the same additional services as Tenant, the charge to Tenant shall be adjusted pro rata. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air conditioning system is in operation and agrees to lower and close the blinds when necessary because of the sun’s position whenever the air conditioning system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air conditioning, fan, ventilating, machine rooms and electrical closets. Landlord and Tenant hereby acknowledge that the Premises located on the 48th floor of the Building shall have a total of 28 tons of supplemental air cooling capacity available (i.e. 13 tons of supplemental air cooling capacity presently serving the Existing Premises located on the 48th floor and 15 tons of supplemental air cooling capacity in the Additional Premises which is comprised of the existing 5.5 ton supplemental air cooling unit in the Additional Premises plus an additional 9.5 tons of supplemental of air cooling capacity specified above). Furthermore, Landlord acknowledges that Tenant shall be permitted to maintain the current tonnage of supplemental air cooling capacity presently serving the Existing Premises located on the 47th floor of the Building.

Electricity. Electrical energy to the Premises pursuant to the provisions of Section 4.06.

Cleaning. Office cleaning services in accordance with the cleaning specifications attached hereto as Exhibit K, as same shall be amended from time to time. Tenant shall permit Landlord, its cleaning contractor and their employees access to the Premises after 5:00 P.M. and before 8:00 A.M. to perform such cleaning services and shall provide, without charge, all light, electricity and water in the Premises reasonably required to perform such cleaning services. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building to the extent such refuse and rubbish is in excess of that resulting from general office use. Bills for the removal of such refuse and rubbish shall be due and payable within ten (10) days after rendition by Landlord.

(2)                     Services To Office Building: Landlord shall provide in the Office Building:

Hot and cold water for core lavatory, pantry and cleaning purposes only, at those points of supply provided for the general use of tenants in the Office Building. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. In such event (i) Tenant shall pay Landlord for the cost of the meter and the installation thereof; (ii) Tenant shall keep such meter and related equipment in good working order and repair, at Tenant’s cost and expense, in default of which Landlord may cause such meter and related equipment to be replaced or repaired as required and may collect the cost thereof from Tenant; (iii) Tenant agrees to pay for water consumed, as shown on such meter as and when bills are rendered, and upon default in making such payment Landlord may pay such charges and collect the same from Tenant; and (iv) Tenant covenants and agrees to pay the sewer rent or charge or any other tax, rent or levy which may now or hereafter be assessed or imposed or become a lien upon the Premises or the Building or the Property pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord shall be based upon Tenant’s consumption and shall be payable by Tenant within ten (10) days after rendition.

Elevators. Passenger elevator facilities during the usual and customary business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday. Landlord shall have one passenger elevator servicing the Premises available at all other times. Landlord shall provide freight elevator services on an “as available” basis for use by Tenant upon arrangement with the building manager and Tenant shall pay all building standard charges therefor. Notwithstanding the foregoing, Tenant shall be permitted to utilize the designated freight elevator during Tenant’s Initial Alteration during regular business hours at no additional charge. In addition, Tenant shall not be charged for overtime freight elevator during regular business hours during its initial move-in to the Premises after completion of Tenant’s Initial Alteration. Landlord shall also provide Tenant with up to 5 hours of overtime freight elevator usage for Tenant’s move into the Premises free of charge.

(B)           Landlord shall maintain and repair the foundations, structure and roof of the Office Building and shall operate, maintain, repair and replace the systems, facilities and equipment directly necessary for the provision by

Landlord of the services described in this Section 5.02 and Section 4.07 hereof (unless same are installed by or are the property of Tenant); provided, that:

(i)          Landlord shall only be required to maintain such services as are reasonably possible under the circumstances in the event all or any part of such systems, facilities and equipment are destroyed, damaged or impaired until completion of the necessary repair or replacement;

(ii)         Subject to the provisions of Section 5.05 hereof, Landlord may temporarily discontinue any services at such times as may be necessary or advisable due to causes beyond the reasonable control of Landlord or for purposes of maintenance, repair, replacement, testing or examination;

(iii)        Landlord shall use reasonable diligence in carrying out its obligations under this Section 5.02, but shall not be liable under any circumstances for any damages (including consequential damages) to any person or property for any failure to do so;

(iv)       Except as otherwise provided in Section 5.02(C) and Section 6.02 hereof, no reduction or discontinuance of the services described in this Section 5.02 shall be construed as an eviction of Tenant or release Tenant from any of its obligations under this Lease and there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof;

(v)        Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for damages or consequential damages or in any other way for losses due to any criminal act or for damages done by unauthorized persons on the Premises or in the Building, and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto; and

(vi)       Tenant shall reimburse Landlord, upon demand, for the entire cost of any repairs or maintenance performed by Landlord in accordance with the terms hereof if the need for same arose as a result of the negligence or criminal or willful misconduct of Tenant or its agents, employees, contractors, invitees and licensees.

Notwithstanding anything to the contrary contained in this Section 5.02 or elsewhere in this Lease, in the event there is an interruption of the Essential Services (as hereinafter defined) to the Premises, which continues for a period of five (5) consecutive days or more, and such interruption of Essential Services results in the denial to Tenant of reasonable means of access to the Premises or renders impossible or impractical the intended use of substantially all of the Premises and Tenant ceases to conduct its business from the Premises, Tenant shall be entitled to an abatement of Base Rent for the period of such interruption until such Essential Services are restored. The foregoing provisions shall not apply in the event the Premises are damaged (or access to the Premises is prohibited) as a result of a fire or other casualty or condemnation, in which event Section 6.01 and Section 6.02, respectively, shall govern. In addition, the foregoing abatement provisions shall not apply if the interruption of Essential Services is the result of a force majeure event as described in Section 9.11 hereof. For the purposes hereof, the term “Essential Services” shall mean the heating and air conditioning systems, passenger elevators, access to and use of restroom facilities in the Building (it being understood that such restroom facilities need not be located on the 47th or 48th floor of the Building) and electricity supplied to the Premises

Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises.

Section 5.03 Alterations by Landlord.

(A)          Landlord may from time to time:

(i)          Make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to service the Premises or other parts of the Building;

(ii)         Make changes in or additions to any part of the Building not in or forming part of the Premises; and

(iii)        Change or alter the location of any areas of the Building which may, from time to time, be designated by Landlord for use during normal business hours by Tenant in common with other tenants and persons in the Office Building but under the exclusive control of Landlord; and

(iv)       Reduce the size of the Premises to a de minimus extent in order to comply with applicable laws so long as Tenant’s use of the Premises is not materially or adversely affected.

(B)                  In connection therewith, Landlord and/or its representatives may enter the Premises upon reasonable prior notice (which may be telephonic) and other areas of the Building with such materials as Landlord may deem necessary, and may erect scaffolding and all other necessary structures in or about the Building. Tenant waives and releases any claims for damage including loss of business resulting therefrom.

Section 5.04 Entry by Landlord.

(A)          Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time in case of an emergency, and at all reasonable times upon reasonable prior notice (which may be telephonic) for any purpose permitted pursuant to the terms of this Lease, including, but not limited to, examining the Premises; making such repairs or alterations therein as may be necessary or appropriate in Landlord’s sole judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment or plumbing equipment running in, to, or through the Premises; showing the Premises to prospective purchasers or mortgagees and, during the last twelve (12) months of the Term, prospective tenants.

(B)           Tenant shall give Landlord a key for all of the doors for the Premises, excluding Tenant’s vaults, safes and files which keys shall be coordinated with any building keying system and requirements adopted by Landlord from time to time. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.

Section 5.05 Minimize Interference. In performing its covenants or exercising its rights of entry under this Article 5, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with the performance by Landlord of any work or the provision of any services required or permitted pursuant to the terms of this Lease, but Landlord shall not be required to use overtime or premium time labor.

Section 5.06 Landlord’s Right to Cure. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant’s sole cost and expense and without any abatement of Base Rent or Additional Rent. If Tenant shall fail to perform any act or to pay any sum of money (other than Base Rent) required to be performed or paid by it hereunder, or shall fail to cure any default and such failure shall continue beyond any applicable notice and grace period set forth herein, then Landlord may, at its option, and without waiving or releasing Tenant from any of its obligations hereunder, make such payment or perform such act on behalf of Tenant. All sums paid and all costs incurred by Landlord in taking such action shall be deemed Additional Rent and shall be paid to Landlord on demand.

ARTICLE 6

Eminent Domain, Casualty, Hazardous Materials

Section 6.01 Eminent Domain.

(A)          If, during the Term, all of the Premises shall be taken (or temporarily taken for a period of one (1) year or more) by a public authority under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (“Date of Such Taking”).

(B)           If, during the Term, part of the Building is so taken or purchased, and if, in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days written notice of such termination, and thereupon this Lease shall terminate on the date set forth in such notice.

(C)           Notwithstanding the foregoing, if more than one-third (1/3) of the number of rentable square feet in the Premises is so taken or purchased, Tenant shall have the right to terminate this Lease by giving Landlord notice no later than thirty (30) days after the Date of Such Taking, and thereupon this Lease shall terminate on the last day of the month following the month in which notice is given.

(D)          Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease on any such date of termination under this Section 6.01. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom if necessary, and in the event of a termination under this Section 6.01 the Base Rent and Additional Rent shall abate on the later of the date of termination or the Date of Such Taking. After such termination, and on notice from Landlord stating the Base Rent and Additional Rent then owing, Tenant shall forthwith pay Landlord such amounts.

(E)           If a portion of the Premises is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the Date of Such Taking. In such event the Base Rent and Additional Rent with respect to such portion so taken shall abate on such date or on such later date as Tenant shall deliver possession thereof, and the Base Rent and Additional Rent thereafter payable with respect to the remainder of the Premises shall be adjusted pro rata by Landlord in order to account for the reduction in the number of rentable square feet in the Premises. Landlord shall restore and redemise the Premises to the extent required to exclude from the Premises that portion thereof so taken; provided, however, that Landlord’s obligation to restore and redemise shall be limited to the funds available to Landlord from the condemnation award or other consideration paid for the affected portion of the Premises. Landlord’s obligation in connection with such restoration shall be limited to the basic building area and in no event shall Landlord be obligated to replace, repair or restore any improvements to the Premises or alterations thereof installed therein by or on behalf of Tenant, nor shall Landlord be obligated, in any event whatsoever, to replace, repair or restore Tenant’s leasehold improvements, personal property, furniture, fixtures, equipment or the like.

(F)           Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected portion of the Building, and Tenant shall not have or advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering for its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant’s improvements, chattels or trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business; provided that any such award or compensation shall not reduce the amount of the award otherwise payable to Landlord. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

(G)           If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a period of less than one year, this Lease shall continue in full force and effect and Tenant shall continue to pay in full all Base Rent and Additional Rent herein reserved, without reduction or abatement, and Tenant shall be entitled to receive, for itself, so much of any award or payment made for such use as is equal to the payments that are actually made by Tenant to Landlord during such temporary taking, and Landlord shall receive the balance thereof.

Section 6.02 Damage by Fire or Other Casualty.

(A)          If the Premises shall be damaged by fire or other casualty, then the damage shall be repaired, except as otherwise provided in this Section 6.02, by and at the expense of Landlord with reasonable promptness; provided, however, that Landlord’s obligation to restore (i) shall be limited to the amount of funds available to Landlord from any casualty insurance policy proceeds actually paid to Landlord for such repair work and (ii) shall at all times be subject to obtaining all necessary approvals from all applicable governmental entities, the lessor under any Superior Lease and the holder of any Mortgage and the willingness of such lessor or such holder to make the proceeds of casualty insurance policies available to Landlord for such purposes. Landlord shall not be liable for any delay (whether or not within the reasonable control of Landlord) in the completion of the repair and restoration of the Premises. Base Rent shall be abated from the date the Premises are damaged through the date the damage shall be repaired.

(B)           If the Premises are totally damaged or rendered wholly untenantable by fire or other casualty, or if Landlord’s architect certifies that it cannot be repaired within one hundred eighty (180) days after the casualty, or if all or any portion of the proceeds of any insurance policy are retained by the lessor under any Superior Lease or the holder of any Mortgage, or if Landlord shall decide not to repair the Building, or shall decide to demolish the Building or not to rebuild it (whether or not the Premises are affected) and provided leases comprising not less than one-third of the rentable space in the Building are similarly terminated, then Landlord may, within ninety (90) days after such fire or other casualty, give Tenant notice of termination of this Lease, and thereupon the Term shall expire thirty (30) days after such notice is given, and Tenant shall vacate the Premises and surrender same to Landlord.

(C)           If Landlord does not substantially complete the repair and restoration of the Premises within twelve (12) months from the date of such fire or other casualty, Tenant shall have the right to cancel and terminate this Lease upon delivery of notice to Landlord delivered not more than twenty (20) days after the expiration of such twelve (12) month period.

(D)          The parties agree that this Section 6.02 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

(E) Landlord’s obligations in connection with such repair and/or restoration work shall and are hereby strictly limited to the replacement of the basic building area as demised by Landlord to Tenant as of the Commencement Date, and in no event shall Landlord be obligated to replace, repair or restore any improvements to the Premises or any alterations thereof which were installed therein by or on behalf of Tenant, nor shall Landlord be obligated to replace, repair, or restore Tenant’s leasehold improvements, personal property, furniture, fixtures, equipment or the like. Tenant shall repair or replace, at its sole cost and expense, Tenant’s own improvements, furniture, furnishings, trade fixtures and equipment.

(F)           Tenant shall give prompt written notice to Landlord of any damage caused to the Premises by fire or other casualty.

Section 6.03 Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against one another and their officers, agents and employees for any damage to real or personal property, including resulting loss of use, interruption of business, and other expenses occurring as a result of the use or occupancy of the Premises or the Building to the extent of insurance coverage which would be included in a standard “all-risk” or special form policy of property insurance. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this Lease shall contain provisions or endorsements thereto waiving the insurer’s rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease.

Section 6.04 Hazardous Materials.

(A)          During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in subsection 6.04 (D) hereof) applicable to the operation or use of the Premises, shall cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, shall immediately pay all costs and expenses incurred by reason of such compliance, and shall obtain and renew all Environmental Permits required for operation or use of the Premises. Tenant will not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal, of Hazardous Materials (as defined in subsection 6.04 (D) hereof) on the Premises, the Building or the Property or transport or permit the transportation of Hazardous Materials to or from the Premises, the Building or the Property except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only in compliance with all applicable Environmental Laws and Environmental Permits.

(B)           Tenant will immediately advise Landlord in writing of any of the following: (i) any pending or threatened Environmental Claim (as defined in subsection (D) below) against Tenant relating to the Premises, the Building or the Property; (ii) any condition or occurrence on the Premises, the Building or the Property that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant and/or Landlord or the Premises and (iii) the actual or anticipated taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on the Premises, in the Building or on the Property. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord. At any time and from time to time during the term of this Lease, and at Landlord’s sole cost and expense, Landlord or its agents may perform an environmental inspection of the Premises, and Tenant hereby grants to Landlord and its agents access to the Premises to undertake such an inspection.

(C)           Tenant agrees to defend, indemnify and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties (including, by way of illustration and not by way of limitation, civil fines), damages (including consequential and punitive damages), costs and expenses (including attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (i) the presence of Hazardous Materials on the Premises, in the Building or on the Property which is caused or permitted by Tenant and/or (ii) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises, the Building or the Property. The provisions of this Section shall survive the termination of this Lease.

(D)          (1)           “Hazardous Materials” means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form, urea formaldehyde foam insulation, and radon gas; (b) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other substance exposure which is regulated by any governmental authority; (2) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials; (3) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and/or (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (4) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

ARTICLE 7

Events Of Default, Remedies

Section 7.01 Events of Default.

(A)          The occurrence of any one or more of the following events during the Term (each, individually, an “Event of Default” and collectively, “Events of Default”) shall constitute a breach of this Lease by Tenant and Landlord may exercise the rights set forth in Section 7.02 of this Lease or otherwise provided at law or in equity:

(1)           Tenant shall fail to pay any Base Rent or Additional Rent (or cure any other default which is curable by the payment of money) by the date when the same shall become due and payable and such failure continues for five (5) business days following notice thereof; or (2) Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by the payment of money), and, unless expressly provided elsewhere in this Lease that no notice and/or opportunity to cure such default is to be afforded Tenant, such default shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within fifteen (15) days, Tenant fails to commence such cure promptly within such twenty (20) day period and thereafter diligently prosecute such cure to completion; or (3) Tenant shall become insolvent within the meaning of the United States Bankruptcy Code, as amended from time to time (the “Code”), or shall have ceased to pay its debts in the ordinary course of business, or shall be unable to pay its debts as they become due, or Tenant shall notify Landlord that it anticipates the occurrence of any of the foregoing conditions; or (4) Tenant shall file, take any action to file, or notify Landlord that Tenant intends to file, a petition, case or proceeding under any section or chapter of the Code, or under any similar law or statute of the United States or any state thereof relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (5) Tenant shall be adjudicated as a bankrupt or insolvent or consent to or file an answer admitting or failing reasonably to contest the material allegations of a petition filed against it in any such case or proceeding of the type described in the preceding clause (4); or (6) Tenant shall seek to or consent to or acquiesce in the appointment of any receiver, trustee, liquidator or other custodian of Tenant or any material part of its properties, whether or not the same shall relate to their interests in this Lease; or (7) Tenant shall make a general assignment for the benefit of creditors; or

take any other action for the purpose of effecting any of the filings, actions, conditions or results described in clauses (3) through (7) hereof; or (8) if, within ninety (90) days after the filing of an involuntary petition in bankruptcy against Tenant or any Guarantor or the commencement of any case or proceeding against Tenant seeking any reorganization, composition, arrangement, liquidation, dissolution, readjustment or similar relief under any law, such proceeding shall not have been dismissed; or if, within ninety (90) days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant of all or any substantial part of the properties of Tenant, or of all or any part of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise; or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated; or if, within thirty (30) days after the taking of possession without the consent or acquiescence of Tenant, by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, such taking shall not have been vacated or stayed on appeal or otherwise; or (9) [Intentionally Deleted]; or (10) any execution or attachment is issued against Tenant or any of its property whereupon the Premises shall be taken or occupied or attached, or attempted to be taken or occupied or attached by someone other than Tenant; or (11) a tax lien or a mechanic’s and/or materialmen’s lien is filed against any property of Tenant, or Tenant does or permits to be done anything which creates a lien upon the Premises or the Building and such lien is not discharged by Tenant within thirty (30) days of the filing thereof.

(B)           If any monetary Event of Default occurs more than two (2) times within any period of twelve (12) months, then, notwithstanding that each such monetary Event of Default shall have been cured, any further monetary default within the succeeding eighteen (18) months shall be deemed an Event of Default for which no notice or cure period shall apply.

Section 7.02 Remedies upon Default.

(A)          Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, in addition to, or in lieu of, any and all remedies available to Landlord under the laws of the state in which the Building is located:

(1)           Landlord may give Tenant written notice of its election to terminate this Lease, effective on the date specified therein, whereupon Tenant’s right to possession of the Premises shall cease and this Lease, except as to Tenant’s liability determined in accordance with subsection 7.02(C) below, shall be terminated.

(2)           Landlord and its agents may immediately re-enter and take possession of the Premises, or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable for indictment, prosecution or damages therefor) and may repossess same as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty in any manner of trespass, and without prejudice to any remedies for arrears of rent or Tenant’s breach of covenants or conditions.

(3)           Should Landlord elect to re-enter as provided hereinabove, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant (subject to the provisions of subsection 7.02(B)), for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

(B)           Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

(C)           (1)           In the event this Lease is terminated in accordance with the provisions of subsection 7.02(A)(l), Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and Additional Rent due hereunder as of the date of termination of this Lease plus the Base Rent and Additional Rent which would have been owing by Tenant hereunder for the balance of the Term (collectively, the “Aggregate Gross Rent”) had this Lease not been terminated, less the net proceeds, if any, received as a result of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting (collectively, the “Reletting Costs”). Landlord shall be entitled to collect Base Rent, Additional Rent and all other damages from Tenant monthly on the days on which Base Rent and Additional Rent would have been payable hereunder if this Lease had not been terminated. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant, as liquidated damages and not as a penalty, the then value of the Aggregate Gross Rent and Reletting Costs less the aggregate rental value of the Premises for what otherwise would have been the unexpired balance of the Term. In the event Landlord shall relet the Premises for the period which otherwise would have constituted the unexpired portion of the Term (or any part thereof), the amount of rent and other sums payable by the tenant thereunder shall be deemed prima facie to be the rental value for the Premises (or the portion thereof so relet) for the term of such reletting. Tenant shall in no event be entitled to any rents collected or payable in respect of any reletting whether or not such rents shall exceed the Base Rent and Additional Rent reserved in this Lease.

(2)           In the event Landlord does not elect to terminate this Lease, but takes possession as provided in subsection 7.02(A)(2), Tenant shall pay to Landlord the Base Rent and Additional Rent as herein provided which would be payable hereunder if such repossession had not occurred, less the net proceeds received by Landlord, if any, of any reletting of the Premises by Landlord after deducting the Reletting Costs to the extent not paid to Landlord pursuant to the following sentence. Tenant shall pay rent and all other sums due to Landlord, monthly, on the days on which Base Rent would have been payable hereunder if possession had not been retaken.

(D)          (1)           This Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Base Rent and Additional Rent, as the same become due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s rights to possession unless Landlord shall have specifically elected to terminate this Lease as provided in subsection 7.02(A).

(2)           No payments of money by Tenant to Landlord after the expiration or other termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

Section 7.03 Bankruptcy.

(A)          Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Code may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, Landlord is entitled under the Code to adequate assurances of future performance of the terms and provisions of this Lease. The parties hereto agree that, with respect to any such assumption or assignment, the term “adequate assurance” shall include at least the following:

(1)           In order to assure Landlord that the proposed assignee will have the resources with which to pay all Base Rent and Additional Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

(2)           Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Uses, and such proposed assignee shall continue to engage in the Permitted Uses. Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Uses.

(3)           Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, covenants and provisions of this Lease.

ARTICLE 8

Security Deposit

Section 8.01 Security Deposit.

(A)          Concurrently with the execution of this Lease, Tenant shall deposit the Letter of Credit (as defined in Section 8.01(B) hereof) with Landlord as the Security Deposit, as security for the payment by Tenant of all Base Rent and Additional Rent and for the faithful performance of all the terms, covenants and conditions hereof. Landlord shall not be required to segregate the Security Deposit from other deposits or from other funds of Landlord or pay interest thereon, unless required by applicable law. If, at any time during the Term, Tenant does not fulfill any of its obligations under this Lease, Landlord shall have the right to use the Security Deposit, or so much thereof as necessary, on account of such obligations including, without limitation, any damages to which Landlord is entitled pursuant to Section 7.02 hereof. If any portion of the Security Deposit is used, applied, or retained by Landlord as herein permitted, then within five (5) days after written demand therefor, Tenant shall deposit with Landlord an amount sufficient to restore the Security Deposit to its original or adjusted amount, and Tenant’s failure to do so shall be a breach of this Lease. If Tenant fully and faithfully performs every term, covenant, condition and obligation of this Lease during the Term, the Security Deposit (or any balance thereof), without interest, shall be returned to Tenant after the expiration of the Term. Landlord may deliver the Security Deposit to any purchaser of Landlord’s interest in the Premises if such interest is sold, in which event Landlord shall be discharged from any further liability with respect to the Security Deposit. The Security Deposit shall not be construed as liquidated damages, and if Landlord’s claims hereunder exceed the Security Deposit, Tenant shall remain liable for the balance of such claims. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(B)           Upon the execution of this Lease, Tenant shall deposit with Landlord a clean, irrevocable letter of credit issued by a bank which is a member of the New York Clearinghouse Association and which is acceptable to Landlord in its reasonable judgment in the amount of $2,655,172.00 in the form annexed hereto as Exhibit C (the “Letter of Credit”). At any time that Tenant is in default under this Lease beyond any applicable notice and grace period, Landlord shall have the right to draw down the entire Letter of Credit and apply the proceeds or any part thereof in accordance with the provisions of this Section 8.01. Landlord shall also have the right to draw down the entire Letter of Credit in the event Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank, or, if the Letter of Credit does not provide for automatic one-year extensions of the term of such Letter of Credit, and in either case, in the event a replacement letter of credit, issued in accordance with this Lease in form satisfactory to Landlord, is not delivered at least thirty (30) days before the expiration of the Letter of Credit which is then held by Landlord. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of this Section 8.01, then Tenant shall deposit with Landlord, within five (5) business days after notice from Landlord, an amount of cash sufficient to bring the balance of the cash then being held by Landlord under this Section 8.01 to the amount of the Security Deposit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a default pursuant to Section 7.01 of this Lease.

(C)           The Security Deposit shall be reduced from the amount set forth in Section 1.01(P) hereof to the Reduction Amount (as defined below) on the first day of the month following the month in which the first (1st), fifth (5th) and eighth (8th) anniversaries of the Rent Commencement Date applicable to the Additional Premises shall occur, respectively (each, a “Reduction Date”) provided and upon the condition that (i) this Lease shall be in full force and effect and Tenant shall not then be in monetary default hereunder, (ii) Landlord shall not have delivered more than one written notice of monetary default hereunder, and (iii) Landlord has not previously drawn on the Security Deposit by reason of an Event of Default by Tenant. For the purposes hereof, the “Reduction Amount” for the Security Deposit shall mean (i) $1,991,379 in respect of the Reduction Date occurring on the first (1st) anniversary of the Rent Commencement Date applicable to the Additional Premises, (ii) $1,455,239.00 in respect of the Reduction Date occurring on the fifth (5th) anniversary of the Rent Commencement Date applicable to the Additional Premises and (iii) $970,156.00 in respect of the Reduction Date occurring on the eight (8th) anniversary of the Rent Commencement Date applicable to the Additional Premises. In the event Tenant shall have deposited with Landlord a Letter of Credit, Landlord shall consent to a modification of the Letter of Credit to reduce the amount thereof to the Reduction Amount (the form and substance of such modification to be satisfactory to Landlord in its reasonable discretion) or shall accept a replacement Letter of Credit in the reduced amount of the Security Deposit on the applicable Reduction Date which is in form and substance reasonably satisfactory to Landlord and which otherwise satisfies the requirements hereof and shall thereupon return to Tenant the original Letter of Credit then being held by Landlord.

(D)          In the event Tenant defaults under the terms of the Existing Lease (or the sublease with respect to the Additional Premises) prior to the Commencement Date or if the Existing Lease is terminated by Landlord or Tenant pursuant to the terms thereof and this Lease is void pursuant to the provisions of Section 1.08(C) hereof, in addition to Tenant’s liability thereunder, Landlord shall be entitled to draw down the Letter of Credit to recover all costs funded by Landlord for Landlord’s Contribution, plus any brokerage commissions paid by Landlord in connection with this Lease. Landlord’s right to draw down the Letter of Credit as aforesaid is a material inducement to Landlord’s agreement to fund Landlord’s Contribution prior to the Commencement Date of this Lease.

ARTICLE 9

Miscellaneous Provisions

Section 9.01 Administrative Service Charges. Tenant acknowledges that any failure by it to timely pay any of its obligations hereunder will result in and cause monetary loss to Landlord beyond the amount unpaid by Tenant, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance covering the Premises. Therefore, in addition to any other rights and remedies provided Landlord, any and all payments, whether for rentals due or other charges, adjustments or assessments, which remain unpaid for five (5) days after the respective due date, will be subject to an administrative service charge of ten percent (10%) of the total overdue amount. The parties agree that this charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment by Tenant. Acceptance of any such administrative service charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

Section 9.02 Late Charges. In addition to the administrative service charge described in Section 9.01 and all other rights and remedies provided Landlord, all amounts payable hereunder which remain unpaid for five (5) days after their respective due dates shall bear interest from the date that the same became due and payable to and including the date of payment, whether or not demand is made therefor, at the lesser of (i) the rate of eighteen percent (18%) per annum or (ii) the maximum legal interest rate allowed by the state in which the Building is located.

Section 9.03 Holding Over.

(A)          If Tenant shall hold-over or remain in possession of the Premises after the Expiration Date or sooner termination of the Term, then, at Landlord’s option, Tenant shall be deemed to be occupying the Premises as a month-to-month tenant only, at a monthly rental equal to the greater of (i) two (2) times the monthly Base Rent that Landlord is then charging new tenants for space in the Building or (ii) two (2) times the Base Rent payable hereunder during the last month of the Term provided that the holdover charges shall be limited to the one and one-half (1½) times the foregoing amount during the first 30 days of such holdover period. Tenant shall also pay all Additional Rent payable under this Lease, prorated for each month during which Tenant remains in possession. Such month-to-month tenancy may be terminated by Landlord or Tenant effective as of the last day of any calendar month by delivery to the other of notice of such termination prior to the first day of such calendar month.

(B)           If Tenant shall hold-over or remain in possession of any portion of the Premises for a period exceeding 60 days after the Expiration Date or sooner termination of the Term, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities for damages resulting from failure to surrender possession upon the Expiration Date or sooner termination of the Term, including, without limitation, any claims made by any succeeding tenant, and such obligations shall survive the expiration or sooner termination of this Lease. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under applicable law (including, without limitation, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in effect) to obtain an equitable stay in connection with any holdover summary proceedings instituted by Landlord.

Section 9.04 Notices.

(A)          Any and all notices required or which either party herein may desire to give to the other (each, a “Notice”) shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, such as Federal Express or Airborne Express, and shall be deemed to be given on the third (3rd) business day after the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier, and shall be delivered to Landlord’s Notice Address or Tenant’s Notice Address, as appropriate. The parties agree that copies of all Notices to be delivered to Landlord and Tenant hereunder shall be simultaneously delivered to the specified addresses for copies set forth in subsection 1.01 (J) and subsection 1.01(R), respectively, if any. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it. Anything contained herein to the contrary notwithstanding, any bills or invoices for Base Rent or Additional Rent or any Landlord’s Operating Statement or Landlord’s Tax Statement may be given by hand or by mail (which need not be registered or certified) and, if so given, shall be deemed given on the date of delivery or refusal, if by hand, or on the third (3rd) business day following the date of posting, if mailed.

(B)           Notices given hereunder by any party may be given by counsel for such party. The foregoing notice provisions shall in no way prohibit notice from being given as provided in the rules of civil procedure of the state in which the Building is located, as the same may be amended from time to time and any notice so given shall constitute notice herein.

Section 9.05 Authority of Tenant.

(A)          If Tenant is a corporation, Tenant represents that each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors or the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

(B)           If Tenant is a partnership, joint venture, or other unincorporated association, Tenant represents that each individual executing this Lease on behalf of said partnership, joint venture or unincorporated association represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership, joint venture or unincorporated association, and that this Lease is binding upon said partnership, joint venture or unincorporated association in accordance with its terms.

Section 9.06 Financial Statements. Tenant shall, when requested by Landlord from time to time in connection with a proposed sale or finance or after an Event of Default, furnish a true and accurate audited statement of its financial condition prepared in conformity with recognized accounting principles and in a form reasonably satisfactory to Landlord.

Section 9.07 Authorities for Action. Landlord may act through its managing agent for the Building or through any other person who may from time to time be designated by Landlord in writing. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord, or its managing agent and no consent or approval shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord or its managing agent. Tenant shall designate in writing one or more persons to act on its behalf and may from time to time change such designation by written notice to Landlord. In the absence of any such designation, the person or persons executing this Lease on behalf of Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

Section 9.08 Brokerage. Each party represents and warrants to the other party that it has dealt only with Broker and/or with Landlord and its direct employees, and no other broker or agent, in connection with the negotiation or execution of this Lease. Each party agrees to indemnify and hold the other party harmless from and against any and all damage, loss, cost or expense including, without limitation, all attorneys’ fees and disbursements incurred by reason of any claim of or liability to any other broker or other person for commissions or other compensation or charges by reason of a breach of the foregoing representation and warranty. The obligations under this Section 9.08 shall survive the expiration or sooner termination of this Lease.

Section 9.09 Definition of Landlord. The term “Landlord” as used in this Lease shall mean only the owner of the Building, or the tenant under a Superior Lease, at the time in question. In the event of any transfer of title to or lease of the Building, the transferor shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder (whether express or implied) without further agreement between the parties or their successors in interest provided such transferee assumes the obligations of Landlord in writing or by operation of law and Tenant shall look solely to the successor in interest of the transferor as Landlord under this Lease. This Lease shall not be affected by such transfer or lease, and Tenant agrees to attorn to the transferee or assignee, such attornment to be effective and self-operative without the execution of any further instrument by the parties to this Lease.

Section 9.10 Entire Agreement.

(A)          Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant in the same manner as the execution of this Lease.

(B)           The submission of this document for examination and review does not constitute an option, an offer to lease space, or an agreement to lease space. This document shall have no binding effect on the parties hereto unless and until executed and delivered by both Landlord and Tenant and will be effective only upon Landlord’s execution and delivery of same.

Section 9.11 Force Majeure. Any obligation of Landlord or Tenant which is delayed or not performed due to Acts of God, strike, riot, shortages of labor or materials, terrorism, acts of war (whether declared or undeclared), governmental laws, regulations or restrictions, governmental action, or lack thereof, or any other causes of any kind whatsoever which are beyond Landlord’s or Tenant’s reasonable control, as the case may be, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance. The foregoing provisions shall not excuse or delay Tenant’s obligations for the timely payment of Rent and Additional Rent or any other monetary obligations of Tenant.

Section 9.12 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 9.13 No Setoff. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and except as expressly provided herein, Tenant shall not be entitled to any setoff, offset, abatement or deduction of rent or other amounts due Landlord hereunder if Landlord fails to perform its obligations hereunder; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof or to which Tenant has not waived any claim pursuant to the provisions of this Lease so long as notice is first given to Landlord and any holder of a Mortgage and/or lessor under a Superior Lease and a reasonable opportunity is granted to Landlord and such holder to correct such violation. In no event shall Tenant, Landlord or any holder of a Mortgage and/or lessor under a Superior Lease be responsible for any punitive or consequential damages.

Section 9.14 Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

Section 9.15 Name of Building. Upon notice to Tenant, Landlord shall have the right to designate, or to change, the name or numbers of the Building without liability to Tenant.

Section 9.16 Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

Section 9.17 Interpretation.

(A)                 Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

(B)                  Words of any gender used in this Lease shall be deemed to include any other gender, and words in the singular shall be deemed to include the plural, when the context requires.

(C)                  All pronouns and any variances thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural when the context requires.

(D)                 No remedy or election given pursuant to any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies at law or in equity as otherwise specifically provided herein.

(E)           If and to the extent that, any of the provisions of any amendment, modification or rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in such amendment, modification or rider, the provisions of such amendment, modification or rider shall prevail, or in case of any inconsistency with the Rules and Regulations, such Rules and Regulations shall be deemed to be waived with respect to Tenant to the extent of such inconsistency.

(F)                  The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

(G)                  This Lease shall be construed in accordance with the laws of the State of New York. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

(H)          Except as expressly contained herein neither Landlord nor Landlord’s agent or attorneys have made representations, warranties or promises with respect to the Premises, the Building or this Lease.

(I)            Landlord and Tenant each acknowledge and warrant that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease is the result of negotiations between the parties and their respective attorneys and shall be construed in an even and fair manner, regardless of the party who drafted this Lease, or any provision thereof.

(J)            In all instances where Tenant is required by the terms and provisions of this Lease to pay any sum of money or to do any act at a particular indicated time or within an indicated period, it is understood and agreed that time is of the essence.

Section 9.18 Joint and Several Obligation. If this Lease is executed by more than one tenant, Tenant’s obligations hereunder shall be the joint and several obligations of each tenant executing this Lease.

Section 9.19 Limitation of Landlord Liability. In no event shall Landlord be liable to Tenant for any failure of other tenants in the Building to operate their businesses, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants. Notwithstanding anything to the contrary provided in this Lease, neither Landlord, nor any general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect partners in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease and, if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to Landlord’s interest in the Building for the satisfaction of Tenant’s remedies.

Section 9.20 Short Form Lease. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. Upon Landlord’s request, Tenant agrees to execute and acknowledge a short form lease in recordable form, indicating the names and addresses of Landlord and Tenant, a description of the Premises, the Term, the Commencement and Expiration Dates, and options for renewal, if any, but omitting rent and other terms of this Lease. Further, upon Landlord’s request, Tenant agrees to execute and acknowledge a termination of lease in recordable form to be held by Landlord until the Expiration Date or sooner termination of the Term.

Section 9.21 Assignment of Rents, Leases.

(A)          Tenant agrees that Landlord may assign the rents and its interest in this Lease to the holder of any Mortgage.

(B)           [Intentionally Deleted]

Section 9.22 Rules and Regulations.

(A)          The rules and regulations set forth in Exhibit E annexed hereto (the “Rules and Regulations”) have been adopted by Landlord for the safety and convenience of all tenants and other persons in the Building. Tenant shall at all times comply with, and shall cause its employees, agents, contractors, licensees and invitees to comply with, the Rules and Regulations from time to time in effect. Landlord may, from time to time, amend, delete or add to the Rules and Regulations, provided that any such modification:

(1)           shall not be inconsistent with any other provision of this Lease;

(2)                   shall be reasonable and have general application to all tenants in the Building; and

(3)           shall be effective only upon delivery of a copy thereof to Tenant at the Premises or posting same in a conspicuous place within the Building.

(B)                  Landlord shall use reasonable efforts to secure compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be liable to Tenant for failure of any person to comply with such Rules and Regulations. Any failure by Landlord to enforce any of the Rules and Regulations will not constitute a waiver of same with respect to Tenant provided that Landlord shall not promulgate or enforce the Rules and Regulations against Tenant in a discriminatory manner.  Landlord reserves the right, in its sole discretion, to waive, either temporarily or permanently, application of any of the Rules and Regulations to any particular tenant in the Building. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by delivery of a notice in writing upon Landlord within ten (10) days after receipt by Tenant of written notice of the adoption of any such additional Rule or Regulation.

Section 9.23 Estoppel Certificate. At any time and from time to time upon written request by Landlord, Tenant hereby agrees to deliver within fifteen (15) days after request, a certificate to Landlord or to any present or proposed (a) mortgagee, (b) lessor under a Superior Lease, or (c) purchaser designated by Landlord, in the form supplied, certifying: (1) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (2) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (3) the Commencement Date, the Expiration Date and the terms of any extension options of Tenant; (4) the date to which the Base Rent and Additional Rent have been paid under this Lease and the amount thereof then payable; (5) the amount of the Security Deposit and prepaid rent, if any, being held by Landlord; (6) whether there are then any existing defaults by Landlord in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (7) that no notice has been received by Tenant of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (8) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; and (9) any other information reasonably requested by Landlord or its present or proposed purchaser, the holder of any Mortgage, or lessor under a Superior Lease. Landlord agrees to provide an estoppel certificate if requested by the purchaser or acquiring entity of Tenant in connection with a corporate merger or consolidation transaction.

Section 9.24 Obstruction of Light or View. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord’s own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Base Rent or Additional Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

Section 9.25 Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other party under this Lease, the prevailing party shall be entitled to recover court costs and the fees and disbursements of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may judge reasonable. Landlord shall also be entitled to recover attorneys’ fees and disbursements incurred in connection with a Tenant default hereunder which does not result in the commencement of any action or proceeding.

Section 9.26 Landlord’s Failure to Consent. If Tenant shall request Landlord’s consent hereunder and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for the withholding of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where, as a matter of law, Landlord may not unreasonably withhold its consent.

Section 9.27 No Waiver.

(A)          The failure of either party to exercise its rights in connection with this Lease or any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Base Rent and Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular amount of Base Rent or Additional Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such monies. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Base Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Base Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

(B)           If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original Term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

(C)                  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting.

Section 9.28 Vault Space. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Property, are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Property. All vaults and vault space and all other space outside the boundaries of the Property which Tenant may be permitted to use or occupy is to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space shall be paid by Tenant.

Section 9.29 Adjacent Excavation; Shoring. If an excavation shall be made upon land adjacent to the Office Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the exterior surface of the Office Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Base Rent or Additional Rent.

Section 9.30 Directory Listings. Landlord agrees to provide Tenant, at Landlord’s sole cost and expense, with listings of Tenant’s name and personnel and approved subtenants and occupants on the directory in the lobby of the Building. Upon written request by Tenant, Landlord agrees to provide Tenant with additional listings on such directory, at Tenant’s sole cost and expense, provided that, unless there is a computerized directory, Tenant shall be limited to the number of listings determined by multiplying Tenant’s Proportionate Share by the total number of spaces available for listings on such directory. Computerized listings, if any, shall be unlimited, and shall be made available to Tenant and Tenant’s approved subtenants, occupants as well as personnel designated by Tenant.

Section 9.31 Government Rent Restrictions. If the amount of the Base Rent and Additional Rent exceeds the amount allowed by the terms of any valid government restriction which limits the amount of rent or other charges that a commercial lessor may charge or collect, the amount of Base Rent and Additional Rent payable under this Lease shall be reduced to the maximum permitted by such governmental restriction for the period of time during which such restriction remains in effect. All increases in Base Rent and Additional Rent provided for in this

Lease shall, however, to the extent permitted by applicable law, be calculated upon the amount of the Base Rent and Additional Rent that would have been payable in the absence of the government restriction, and, effective as of the expiration of the government restriction, the Base Rent and Additional Rent payable hereunder shall be increased to the amount that would have been payable had the government restriction never been in effect. To the fullest extent permitted by applicable law, on the first due date for an installment of Base Rent following the expiration of the government restriction, Tenant shall pay Landlord an amount equal to the difference between the amount of Base Rent and Additional Rent that Tenant would have paid if the government restriction had not been in force and the amount of Base Rent and Additional Rent actually paid by Tenant during the period in which the government restriction remained in effect.

Section 9.32 Relocation. [Intentionally Deleted]

Section 9.33 Zoning; Development Rights. Tenant hereby irrevocably waives any and all rights it may have in connection with any zoning lot merger or transfer of development rights with respect to the Building, including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Building, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other documents of similar nature and purpose now or hereafter affecting the Building. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord may reasonably request.

Section 9.34 JURY TRIAL AND COUNTERCLAIM WAIVER. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD:

140 BW LLC

By:	/s/ Michael Montebaur	By:	/s/ Rolf Zarnekous

Name:	Michael Montebaur	Name:	Rolf Zarnekous

Title:	Director	Title:	Director

TENANT:

ACA FINANCIAL GUARANTY CORPORATION

By:	/s/ Edward U. Gilpin

Name:	Edward U. Gilpin

Title:	EVP/CFO

Federal Tax I.D. Number or
Social Security Number:
52-1474358

Exhibit A-1
FLOOR PLAN OF
EXISTING PREMISES

EXHIBIT A-1

EXISTING PREMISES (47TH FLOOR)

[GRAPHIC]

1

EXHIBIT A-1

EXISTING PREMISES (48TH FLOOR)

[GRAPHIC]

2

Exhibit A-2
FLOOR PLAN OF
ADDITIONAL PREMISES

EXHIBIT A-2

ADDITIONAL PREMISES (48TH FLOOR)

[GRAPHIC]

Exhibit B
[Intentionally Deleted]

Exhibit C
FORM OF LETTER OF CREDIT
[BANK LETTERHEAD]

[Insert Name and
Address of Landlord]

Re:      Irrevocable Clean Letter of Credit

By order of our client, ACA FINANCIAL GUARANTY CORPORATION, we hereby open our clean irrevocable Letter of Credit No.                        in your favor for an amount not to exceed in the aggregate $                        effective immediately.

Funds under this credit are available to you against your sight draft on us mentioning thereon our Credit No.                         .

This Letter of Credit shall expire twelve (12) months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least thirty (30) days prior to any expiry date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period. In no event, however, shall this Letter of Credit be extended beyond [insert date which is not less than sixty (60) days beyond the final expiration date of the Lease].

This Letter of Credit is transferable and assignable in its entirety or in one or more portions to any transferee or transferees who shall be identified in your written transfer request. Upon presentation of your written transfer request and this Letter of Credit, we shall forthwith issue our Irrevocable Letter of Credit to the designated transferee or transferees for the unused portion hereof. Each Letter of Credit issued upon such transfer and assignment may be successively transferred and assigned in the same manner.

We hereby agree with you that all drafts drawn with the terms of this Letter of Credit will be duly honored upon presentment and delivery to our office at                         on or prior to the expiry date, or as the same may from time to time be extended.

Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,

[Name of Bank]

By:

op

Exhibit D

[Intentionally Deleted]

1

Exhibit E
RULES AND REGULATIONS

I.                                         The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant’s premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

II.                                  Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman, if any, in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant’s employees, agent and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant’s premises or the Building under the provisions of this rule.

III.                              No awnings, air-conditioning units, fans or other projections shall be attached to or project through the outside walls or windows of the Building. No curtains, blinds, shades or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

IV.                              No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises, subject to Landlord’s reasonable approval of the size, style, color and manner in which such name is displayed. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

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V.                              All electrical fixtures hung in offices or spaces along the perimeter of any tenant’s Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

VI.                                 No tenant shall obtain or accept for use in its premises towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such regulation as may be fixed by Landlord.

VII.                             No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

VIII.                         The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of such fixtures shall be borne by Tenant.

IX.                                Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct. Tenant shall not lay floor tile, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if such floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

X.                                    There shall not be used in any space, nor in public halls of the Building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Hand trucks shall not be permitted in the passenger elevators of the building at any times.

XI.                                All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant’s premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

XII.                          No noise, including but not limited to the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Tenant, its servants, employees, agents, visitors or licensees shall not at any time bring or keep upon its premises any explosive fluid, chemical or substance, nor any inflammable or combustible object or materials.

XIII.                        All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agent, visitors or licensees, shall have caused the same.

XIV.                        Except in those areas designated by Tenant as “security areas,” additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in the locks or

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the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant and in the event of the loss of any keys furnished by the Landlord, such tenant shall pay to Landlord the reasonable cost thereof. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to Landlord.

XV.                            The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

XVI.                        No tenant shall install or permit to be installed any vending machines without Landlord’s approval. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

XVII.                    No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out the Building, and also the hours at which such moving shall be done. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time.

XVIII.                The sashes, sash doors, skylights, exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

XIX.                       No tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except as expressly approved in writing by Landlord in the Lease or as otherwise approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises, provided that no cooking or food preparations shall be carried out at the premises.

XX.                           Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant’s expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord’s contractors while doing janitor services or other cleaning in the premises and while making repairs in the Premises.

XXIII.               Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care of appearance of the building, or the preservation of good order therein, or the operation or maintenance of the building or the equipment thereof, or the comfort of tenants or others in the building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

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Exhibit F

REQUIREMENTS FOR
“CERTIFICATES OF FINAL APPROVAL”

1.                          All required Building Department Forms must be properly filled out and completed by the approved architect/engineer of record or Building Department expediter, as required.

2.                          All forms are to be submitted to Landlord for Landlord’s review and signature prior to submission of final plans and forms to the New York City Building Department, as required.

3.                          All pertinent forms and filed plans are to be stamped and sealed by a licensed architect and/or professional engineer, as required. All controlled inspections are to be performed by the architect/engineer of record unless approved otherwise by the Landlord.

4.                          A copy of all approved forms, permits and approved NYC Building Department plans (stamped and signed by the New York City Building Department) are to be submitted to the building office prior to start of work.

5.                          Copies of all completed inspection reports and NYC Building Department sign-offs are to be submitted to the building office immediately following completion of construction, as required.

6.                          All claims, violations or discrepancies with improperly filed plans, applications, or improperly completed work shall become the sole responsibility of the applicant to resolve, as required.

7.                          All changes to previously approved plans and applications must be filed under an amended application, as required. Landlord reserves the right to withhold approvals to proceed with changes until associated plans are properly filed with the New York City Building Department, as required.

8.                          The architect/engineer of record accepts full responsibility for any and all discrepancies or violations which arise out of non-compliance with all local laws and building codes having jurisdiction over the work.

9.                          The Landlord reserves the right to reject any and all work requests and new work applications that are not properly filed or accompanied by approved plans and building permits.

10.                    All ACP’s and asbestos inspections must be conducted by a licensed and fully qualified asbestos inspection agency approved by Landlord.

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Checklist of “Certificates of Final Approval” required to be furnished by Tenant pursuant to Article 2 (Alterations) of Lease.

These forms must be furnished by the Architect/ Engineer of record or Building Department expediter (filing agency) and approved by Landlord prior to submitting all plans and forms to the New York City Building Department for final approval.

	Form	Description

☐ *	PW-1	Building Notice Application (Plan work approval application)

☐ *	PW-1B	Plumbing/Mechanical Equipment Application and Inspection Report

☐ *	PW-1	Statement Form B

☐ *	TR-1	Amendment Controlled Inspection Report

☐	PW-2	Building Permit Form (All Disciplines)

☐	B Form 708	Building Permit “Card”

☐ *	TR-1	Certification of Completed Inspection and Certified Completion Letter by Architect/Engineer of record or Building Department expediter

☐	PW-3	Cost Affidavit Form

☐	PW-4	Equipment Use Application Form

☐ *	PW-6	Revised Certificate of Occupancy for change in use (if applicable)

☐	Form ACP-7 or	New York City Department of Environmental Protection Asbestos
	Form ACP-5	Inspection Report as prepared by a licensed and approved asbestos inspection agency
Building Department Equipment Use Permits for all new HVAC equipment installed under this application

Revised Certificate of Occupancy for change in use (if applicable)

*                            These items must be perforated (with the date and New York City Building Department Stamp) to signify New York City Building Department Approval. All forms must bear proper approvals and sign-offs prior to authorization given by Landlord to proceed with the work.

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Exhibit G

TENANT ALTERATION WORK AND NEW CONSTRUCTION
CONDITIONS AND REQUIREMENTS

1.              No Alterations are permitted to commence until original Certificates of Insurance required from Tenant’s general contractor (the “General Contractor”) and all subcontractors complying with the attached requirements are on file with the Building office.

2.              All New York City Building Department applications with assigned BN# and permits must be on file with the Building office prior to starting work. A copy of the building permit must also be posted on the job site by the General Contractor. The General Contractor shall make all arrangements with Landlord’s expediter for final inspections and sign-offs prior to substantial completion.

3.              The General Contractor shall comply with all Federal, State and local laws, building codes, OSHA requirements, and all laws having jurisdiction over the performance and handling of the Alterations.

4.              The existing “Class E” fire alarm system (including all wiring and controls), if any, must be maintained at all times. Any additions or alterations to the existing system shall be coordinated with the Building office as required. All final tie-in work is to be performed by Landlord’s fire alarm vendor and coordinated by the General Contractor. All costs for the tie-ins are reimbursable to Landlord by Tenant.

5.              All wood used, whether temporary or not, such as blocking, form work, doors, frames, etc. shall be fire rated in accordance with the New York City Building and Fire Code requirements governing this work.

6.              Building standby personnel (i.e. Building operating engineer and/or elevator operator), required for all construction will be at Landlord’s discretion. Freight elevators used for overtime deliveries must be scheduled in writing with Landlord at least 24 hours in advance, as required. All costs associated are reimbursable to Landlord by Tenant.

7.              The General Contractor shall comply with the Rules and Regulations of the Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with Building operations. All bulk deliveries or removals will be made prior to 8:00 a.m. and after 6:00 p.m. or on weekends, as required.

8.              All construction personnel must use the freight elevator at all times. Any and all tradesman found riding the passenger elevators without prior approval from Landlord will be escorted out of the Building and not be allowed re-entry without written approval from the Building office.

9.              During the performance of Alterations, Tenant’s construction supervisor or job superintendent must be present on the job site at all times.

10.            During the performance of Alterations, all demolition work shall be performed after 6:00 p.m. during the week or on weekends. This would include carting or rubbish removal as well as performing any operations that would disturb other Building tenants or other occupants (drilling, chopping, grinding, recircuiting, etc.).

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11.            No conduits or cutouts are permitted to be installed in the floor slab without prior written approval from Landlord. Landlord reserves the right to restrict locations of such items to areas that will not interfere with the Building’s framing system or components. No conduits or cutouts are permitted outside of Tenant’s Premises.

12.            Plumbing connections to Building supply, waste and vent lines are to be performed after normal working hours, and coordinated with the Building manager, and are to include the following minimum requirements:

A.        Separate shutoff valves for all new hot and/or cold water supply lines (including associated access doors).

B.        Patch and repair of existing construction on floor below, immediately following completion of plumbing work (to be performed after normal working hours, as required).

13.            The General Contractor must coordinate all work to occur in public spaces, core areas and other tenant occupied spaces with Landlord, and perform all such work after normal working hours (to include associated patch and repair work). The General Contractor shall provide all required protection of existing finishes within the affected area(s).

14.            The General Contractor must perform all floor coring, drilling or trenching after normal business hours, and obtain Landlord’s permission and approval of same prior to performing such work.

15.            Convector mounted outlets and associated conduits, wiring, boxes, etc., shall be located and installed in areas where they will not hinder the operation or maintenance of existing fan coil units or prevent removal or replacement of access panels or removable covers.

16.            The General Contractor shall be responsible for all final tests, inspections and approvals associated with all modifications, deletions or additions to Building Class “E” systems and equipment.

17.            Recircuiting of existing power/lighting panels and circuits affecting Building and/or tenant operations are to be performed after normal business hours and coordinated with the Building office in advance, as required.

18.            All burning and welding to be performed in occupied or finished areas shall be performed after normal business hours and coordinated with the Building office in advance, as required. Proper ventilation of the work area will be required in order to perform this work.

19.            The General Contractor shall provide Landlord and the Building office with all approved submittal and closeout documents as well as all required final inspections and Building Department sign-offs just prior to or immediately following completion of construction.

20.            Any and all Alterations to the Building sprinkler system (including draining of system) are to be performed after normal business hours and coordinated with the Building office, as required. All costs associated with the shut down, drain and refill of the sprinkler system are reimbursable to Landlord.

21.            The General Contractor shall be responsible for any and all daily cleanup required to keep the job site clean throughout the entire course of the Alterations. No debris shall be allowed to accumulate in any public spaces.

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22.       All walls, floors and doors in public areas, which are subject to construction traffic, shall be protected to the satisfaction of the Building Manager. Shoe wiping mats shall be installed at all openings between public and construction areas. The General Contractor shall be responsible for proper protection of all existing finishes and construction for Alterations to be performed in common Building areas. All diffusers, return grilles, and perimeter induction units will be sealed before construction and demolition is started. All Alterations to be performed in occupied areas outside of the Premises shall be performed after normal business hours and coordinated with the Building office, as required.

23.       The General Contractor shall perform any and all hoisting associated with the Alterations after normal business hours. The General Contractor will obtain all required permits and insurance to perform work of this nature. The General Contractor shall specify hoisting methods and provide all required permits and insurance to Landlord and the Building office prior to commencement of Alterations.

24.       Union labor shall be used by all contractors and subcontractors performing any and all Alterations within the Building. All contractors and subcontractors shall perform all work in a professional manner, and shall work in close harmony with one another as well as with the Building management and maintenance personnel. If, in Landlord’s judgment, interference with the close harmony occurs, Tenant will cause such labor to be removed from the building.

25.       The General Contractor shall forward complete copies of all approved contractor submittal, and Building and Fire Department sign-offs and Statement of Responsibility forms, to the Building office immediately following completion of construction.

26.       Two (2) complete sets of “as built” Final Plans and an additional set in an acceptable electronic format must be delivered to Landlord upon final completion of the Alterations.

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INSURANCE REQUIREMENTS

LIABILITY LIMITATIONS

No contractors shall be permitted access to the Building until Landlord is in receipt of certificates of insurance evidencing the following insurance, which certificates contain provisions that obligate the insurer to notify Landlord, ten (10) days in advance, in the event of cancellation, non-renewal or material change of the coverage:

A.       Comprehensive or Commercial General Liability Insurance written on an occurrence basis, to afford protection of $5,000,000 combined single limit per location for personal injury, bodily injury and/or death and Broad Form property damage arising out of any one occurrence; and which insurance shall include coverage for premises-operations (including explosion, collapse and underground coverage), elevators, products, contractual liability, owner’s and contractor’s protective liability, and completed operations liability.

B.        Comprehensive Auto Liability Insurance covering the use of all owned, non-owned and hired vehicles providing bodily injury and property damage coverage, all on a per occurrence basis, at a combined single limit of $1,000,000.

C.        Worker’s Compensation Insurance providing statutory benefits for contractor’s employees and Employer’s Liability Coverage in an amount not less than $100,000/$500,000/$100,000.

D.       Property coverage damage to or loss of use of contractor’s equipment.

CERTIFICATE HOLDER

140 BW LLC
140 Broadway, 21st
New York, New York 10005

ADDITIONAL INSUREDS

Hines Interests Limited Partnership
Deutsche Immobilien Fonds AG (DIFA)

In addition to listing each of the Additional Insured parties, as noted above, the Certificate of Insurance, general liability form, shall state that “The General Aggregate limit applies separately to each project.”

The name and address of the Additional Insureds shall appear on the Certificate of Insurance. The insurance agent’s address and telephone number is also required.

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Exhibit H

APPROVED CONTRACTORS AND SUB-CONTRACTORS

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140 Broadway - Vendor List

Architects

Name: Category: Attention: Phone:	Dolores John Architect, PC Architects Ms. Dolores John 908-459-5820	Address: Fax	185 State Park Road Blairstown, NJ 908-459-9207	07825

Name: Category: Attention: Phone:	Environetics Group Architects Stephen Paul Ackerman 212-679-8100	Address: Fax:	116 East 27th Street New York, New York 212-685-9044	10016

Name: Category: Attention: Phone:	Gensler Architects 212-484-2440	Address: Fax:	48 Wall Street, Suite 900 New York, New York 212-468-4440	10005

Name: Category: Contact: Phone:	James Gaddis Architect & Interior Architects Mr. James Gaddis 516-254-6040	Address:	94 Penney Lane West Islip, New York	11795

Name: Category: Contact: Phone:	lu+Bibiliawicx Architects 212-982-3633	Address: Fax:	57 East 11th Street, 7th fl New York, New York 212-962-8006	10003

Name: Category: Attention: Phone:	Mancini Duffy/Llewelyn-Davies Architects Mr. Jeff Tobin /Mr. Ralph Mancini 212-393-0100	Address: Fax:	Mancini Duffy/Llewelyn-Davies Unknown 212-938-1267

Name: Category: Attention: Phone:	Peter Poon Architects Architects Mr. Peter Poon 212-941-6800	Address: Fax:	16 Mercer Street New York, New York 212-941-4803	10013

Name: Category: Attention: Phone:	Swanke Hayden Connell Ltd Architects Mr. Joseph Allotta 212-481-9696	Address: Fax:	295 Lafayette Street New York, New York 212-219-0059	10012

Construction / General Contractor

Name: Category: Attention: Phone:	Ambassador Construction Construction Jeff Young 212.922.1020	Address: Fax:	317 Madison Avenue New York, NY 212.949.9762	10017

Name: Category: Attention: Phone:	Barney Skanska Construction General Contractors Ms. Marta J. Glickman 212-972-0720	Address: Fax:	136 Madison Avenue New York, New York 212-697-7438	10016

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Name: Phone:	CLK Construction Co, Inc.	Address: City/State/Zip:	317 Madison Avenue, 12th Floor New York, New York	10017

Name: Category: Attention: Phone:	CKR Construction Concrete Mr. Richard Barbadilo 718-384-9191	Address: Fax:	247 Diggs Avenue Brooklyn, NY 718-384-5832	11222

Name: Category: Attention: Phone:	Ferran Enterprises, Inc. Concrete Frank Ferrante 718-384-9191	Address: Fax:	44-D5 55th Avenue 718-784-2109

Name: Category: Attention: Phone:	Galin Construction General Contractor Mr. John Galin 212-267-8624	Alias: Address: Fax:	40 Gold Street New York, New York 212-962-7201	10038

Name: Category: Attention: Phone:	Menegan Construction General Contractor Barney Palmieri 212-947-6441	Address: Fax:	250 West 30th Street New York, NY 212-643-1053	10001

Name: Category: Attention: Phone:	Lehrer McGovern Bovis, Inc. General Contractors Mr. Tony Mannion 212-972-0720	Fax:	200 Park Avenue (9th Floor) New York, NY 212-592-6988	10166

Name: Category: Attention: Phone:	LIC Construction Concrete Mr. John Perno 718-786-2793	Address: Fax:	44-30A Purvis Street Long Island City, New York 718-784-4624	11101

Name: Category: Attention: Phone:	Turner Construction Company Construction Sophonia Wetch 212-229-6000	Address: Fax:	375 Hudson Street, 6th floor New York, New York 646-252-1130	10014

Electrical

Name: Category: Attention: Phone:	Artic Electric Corporation Electrical Mr. Ken Ashendorf 212-581-8849	Address:	601 West 50th Street New York, New York	10019

Name: Category: Phone:	Barth-Gross Electric Co., Inc. Electrical	Address: Fax:	110 West 26th Street New York, New York	10001

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Name: Category: Attention: Phone:	FOREST ELECTRIC CORP Electrician	Address: City/State/Zip: Fax:	TWO PENN PLAZA, 4TH FLOOR NEW YORK, NY	10121

Name: Category: Attention: Phone:	RB Samuels Electrical Mr. Al Fishbone 212-686-6700	Address: Fax:	48 West 25th Street New York, NY 212-213-4089	10010

Name: Category: Attention: Phone:	Zwicker Electric Company, Inc. Electrical Neil DeVincenzo 212-477-8400	Address: Fax:	200 Park Avenue South New York, New York	10003

Name: Category: Attention: Phone:	Nead Electric Electrician Ciaco Munzo 201.460.5210	Address: Fax:	175 Broad Street Carlstadt, NJ 201.460.9553	7072

Name: Category: Attention: Phone:	NY Electric Electrician Sean Burke 212.962.5515	Address: Fax:	55 John Street 14th Floor New York, NY 212-962-5505	10038

Name: Category: Attention: Phone:	Knight Electrical Services Electrician /Lighting	Address: City/State/Zip: Fax:	111 Eighth Avenue New York, New York	10011

Name: Category: Phone:	Genergy Electric Company Electrician 212-974-5199	Address: Fax:	353 West 48th Street New York, New York 212-307-0391	10036

Name: Attention: Phone:	Conserve Electric Supply Larry Sullivan 718-937-6671	Address: Fax:	39-05 Crescent Street Long Island City, NY 718-937-4057	11101

Exterior Façade

Name: Category: Attention: Phone:	Gordon H. Smith Corporation Exterior Façade Consultants Mr. Gordon Smith 212-696-0600	Address: Fax:	200 Madison Avenue New York, New York 212-532-8272	10016

Name: Category: Attention: Phone:	Peter Corsell Associates, Inc. Exterior Façade Consultants Mr. Peter Corsell/ 212-868-2999	Address: Fax:	575 Eighth Avenue New York, New York 212-868-4801	10018

Fire Alarm System

Name: Category: Attention: Phone:	QSCS OF NY, INC. Fire Alarm System Bob Gilmore 212-244-1771	Address: Fax:	212 West 35th Street New York, New York 212-268-5659	10001

HVAC

Name: Category: Attention: Phone:	AAF International HVAC (Filter Supplier) 888.AAF.2003	Address: City/State/Zip: Fax:	10300 ORMSBY PARK PLACE LOUISVILLE, KY 888.AAF.600	40223-6169

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Name: Category: Attention: Phone:	J & Precision HVAC JENNIFER DALY 631-589-1333	City/State/Zip: Fax:	Bohemia, NY 631-589-5325	11716

Name: Category: Attention: Phone:	KABACK HVAC Jim Justice 212-645-5100	Address: Fax:	45 West 25th Street New York 212-645-8962	10010

Name: Category: Attention:	Castellano motors HVAC 212.254.7040	Address: City/State/Zip: Fax:	147 Ridge street New York, New York 212.677.8207	10002

Name: Category: Attention: Phone:	Electronic Drives and Controls HVAC Debbie Deluca 973.428.0500	Address: City/State/Zip: Fax:	17 Eastman Road Parsippany, New Jersey 973.428.0135	07054

Name: Category: Attention: Phone:	Fresh Meadows Mechanical Corp. HVAC Michael Russo 718.961.6634	Address: Fax:	65-01 Fresh Meadow Lane Fresh Meadows, NY 718.358.4378	11365

Name: Category: Attention: Phone:	Frank Presti. inc HVAC Frank Presti 516.221.5548	Address: Fax:	2260 Henry Street North Bellmore, NY 516.221.1338	11710

Name: Category: Attention:	Gilbar Industries HVAC Supplier Kathleen Cruz	Address:	5 West 19 Street New York, NY	10011
Phone:	212.331.8272	Fax:	212.331.8273

Name: Category: Attention: Phone:	Goodway Technologies HVAC Mark Roth 203-359-4708	Address: Fax:	420 West Avenue Stamford, CT 203.359.9601	6902

Name: Category: Attention: Phone:	Hudson Technologies Company HVAC Kevin Mertz 800.277.3490	Address: Fax:	PO Box 33132 Hartford, CT 603.895.2882	06150-3132

Name: Category: Attention: Phone:	K & S Industrial Corp. HVAC Supplier Kevin Smith (718) 981-4655	Address: Fax:	432 Castleton Avenue Staten Island, NY (718) 981-4318	10301

Name: Category: Attention: Phone:	LIMCT HVAC Denton Taylor 516-933-7900	Address: Fax:	100 D-TEC Street Hicksville, NY 516-933-8802	11801

Name:	National Energy Control Corporation	Address:	312 Darby Road
Category: Attention: Phone:	HVAC supplies Chet 610.449.9800	Fax:	Havertown, PA 610.789.7300	19083-4679

Name: Category: Attention: Phone:	RC INDUSTRIAL HVAC supplies 201-333-1484	Address: Fax:	P.O.Box A-25 Jersey City, NJ 201-333-9248	07304

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Name: Category; Attention: Phone:	International Testing & Balancing Air Balancer Benny Lau 518.781.8400	Address: Fax:	3941 Merrick Road Seaford, NY 516.781.8744	11783

Interior Decorating

Name:	All City Interiors/SMC Decorationg Inc.	Address:	347 West 36th Street, #1000 New York, New York
Category:	Floor Covering
Phone:	212-695-6593

Lighting Contractors

Name: Category: Attention: Phone:	Lighting & Supply of NY, INC. Light Contractor Sam Fuchsman 516-375-8485	Address: Fax:	East Islip, New York 516-632-3422

Name: Category: Attention: Phone:	Petrocelli Light/Electrical Paul Dembinski 718-752-2200	Address: Fax:	22-09 Queens Plaza North Long Island City, NY 718-786-0695	11101-4003

Locksmith

Name: Category: Attention: Phone:	Calderon Locksmith I. Calderon 212-233-4585	Address: Fax:	125 Fulton Street New York, NY 212-964-9732	10038

Mechanical

Name: Category: Attention: Phone:	Edwards & Zuck Mechanical / Electrical Engineer Mr. Jack Nedlin 212-735-3400	Address: City/State/Zip: Fax:	330 West 42nd Street New York, New York 212-695-1898	10036

Name: Category: Attention: Phone:	Engineered Solutions, PC Mechanical / Electrical Engineers Mr. Paul Mattingly 201-947-6007	Address: Fax:	1 Bridge Plaza - Suite 340 Fort Lee, New Jersey 201-947-7816	7024

Name: Category: Attention: Phone:	GC Eng & Associates Mechanical / Electrical Mr. Gene Eng 212-695-5313	Address: Fax:	141 West 28th Street New York 212-695-5170	10001

Name: Category: Attention: Phone:	GPA Mechanical Piping of NY SteamFitter Keith Gropper 631.789.9711	Address: Fax:	60 Ralph Avenue Copiague, New York 631.189.9733	11726

Name: Category: Attention: Phone:	Laszio Bodak Engineer, PC Mechanical / Electrical Engineers Mr. Laszio Bodak 212-764-0300	Address: Fax:	21 Wst 38th Street New York, New York 212-764-1591	10018

Name:	P.J. Mechanical Service & Maintenance	Address:	135 West 18th Street, 2nd floor New York, New York	10011
Category:	Mechanical Contractor
Attention:	Mr. Peter Pappas
Phone:	212-243-2555	Fax:	212-924-7148

5

Name: Category: Attention: Phone:	Penguin Air Conditioning Mechanical Vendor Mr. Paul Shields 718-706-2558	Address: Fax:	26 West Street Brooklyn, New York 718-706-2565	11222

Name: Category: Attention: Phone:	Power Cooling Inc. Mechanical Contractor Paul Mclellan 718-784-1300	Address: Fax:	43-43 Vernon Blvd. Long Island City, NY 718-937-8418	11101

Name: Category: Attention: Phone:	Syska & Hennessy Mechanical Electrical Engineers Mr. Jesse Bhatia 212-921-2300	Address: Fax:	11 West 42nd Street New York, New York 212-556-3333	10036

Name: Category: Attention: Phone:	Kaback Enterprises, Inc. Mechanical Contractor Jim Justice	Address:	45 West 25th Street 7th floor New York, NY	10010

Name: Category: Attention:	Larsen & Ruggiero Mechanical Contractor Peter Larsen	Address:	PO Box 41255 Staten Island, NY	10304
Phone:	212.925.7501	Fax:	212.925.7534

Name: Category: Attention: Phone:	Henrich Lane Mechanical Contractor Mr. Ernie Hennrick 718-786-7277	Alias: Address: Fax:	49-22 49th Street Long Island City, New York 718-482-1625	11101

Name: Category: Attention: Phone:	American Power Technology Mechanical / Electrical Engineers Mr. Michael Burklewitz 516-627-6500	Address: Fax:	3333 New Hyde Park Road North Hills, New York 516-627-7212	11042

Name: Category: Attention:	Carrier Corporation Mechanical Subcontractors John Schmid	Address:	521 Fifth Avenue New York, New York	10176

Metal Maintenance

Name: Category: Attention: Phone:	Remco Metal Brian Marlowe 212-695-4000	Address: Fax:	500 Tenth Avenue New York, New York 212-967-7342	10018

Name: Category: Attention: Phone:	Stuart Dean Metal Mr. Larry Moshan 212-695-3180	Address: Fax:	366 Tenth Avenue New York. New York 212-967-0988	10001

Painters

Name: Category: Attention: Phone:	Albert Perlman, Inc. Painters Rob Lustica 212.687.5055	Address: Fax:	60 East 42nd Street New York, New York 687.6228	10165

Name: Category: Attention: Phone:	Antovel Painting Company Painting Mr. Angelo Lopes 718-937-3520	Address: Fax:	21-12 44th Street Long Island City, New York 718-392-4793	11101

6

Name: Category: Attention: Phone:	Bond Painting Company, Inc. Painting Mr. Stewart Feld 212-944-0070	Address: Fax:	42 W. 38th Street, Ste. 902 New York, New York 212-944-8499	10018

Name: Category: Attention: Phone:	Joval Painting Corp. 320 Belvedere Avenue	Address: City/State/Zip: Fax:	Sol Rubin Painting Farmingdale, NY	11735

Name: Category: Attention: Phone:	The White Bear Company Painters John LoBianco 212-691-3811	Address: Fax:	505 Eighth Avenue New York, New York 212-265-0216	10018

Plumbers

Name:	American Contracting Company Inc.	Address:	538 West 35th Street New York, New York	10001
Category:	Plumbers
Attention: Phone:	Mr. Richard Silver 212-736-6618	Fax:	212-465-7134

Name: Category: Attention: Phone:	Joe Delerno Plumbers Joe Delerno 631-226-7330	Address: Fax:	402 Kensington Court Copiague, NY 631-225-7205	11726

Name: Category: Attention: Phone:	Manhattan Plumbing Plumbing Mr. Henry Piemper 212-807-1717	Address: Fax:	200 Fifth Avenue New York, New York 212-807-8965	10010

Name: Category: Attention: Phone:	M Wilson Mechanical, Inc. Plumbing Mark Wilson 516.922.0288	Address: Fax:	37 Triangle Place Freeport, NY	11520

Name: Category: Attention: Phone: Contact:	MJM Plumbing Plumbing John Carbone 212-966-2444 John Carbone	Address:	268 West Street New York, NY	10013

Name: Category: Attention: Phone:	Par Plumbing Plumbing Mr. Henry Piemper 212-926-1088	Address: Fax:	60 North Prospect Avenue Lynnbrook, NY 516-593-9089	10010

Name: Category: Attention: Phone:	S.B.A. Plumbers Mr. Steven Verderame 718-786-1100	Address: Fax:	23-30 50th Avenue Long Island City, NY	11101

Sprinkler System

Name: Category: Attention: Phone:	Island Fire Sprinkler Sprinkler System	Address: Fax:	81 Keyland Court Bohemia, NY	11716

7

Name: Category: Attention: Phone:	Rail Sprinkler Sprinkler System David Israel 516-593-2000	Address: Fax:	601 Merrick Road LynnBrook, New York 516-593-9634	11563

Name: Category: Attention: Phone:	Sirina Fire Protection Sprinkler System John Silver 516-942-0400	Address: Fax:	151 Herricks Road Garden City, New York 516-942-0415	11040

Security

Name: Category: Phone:	Guardian Service Industries, Inc. Security 212-645-9500	Address: Fax:	170 Varick Street New York, New York 212-645-4163	10013

Name: Category: Attention: Phone:	Henry Brothers Electronics Security System Barbara Campoliato 201-794-6500	Address: City/State/Zip: Fax:	280 Midland Avenue Saddle Brook, NJ 201-794-8341

Signage

Name: Category: Phone:	Forrest Signs New York Ny 10022-7744 212.319.0100	Address: Fax:	949 Second Avenue New York, New York 212.888.3415	10022

Name: Category: Phone:	The Sign Company Sign Vendor 212.967.2113	Address: Fax:	575 Madison Avenue New York, New York 212.967.4119	10022

Structural Engineers

Name: Category:	DeSimone & Chaplin & Associates Structural Engineers	Address:	20 Waterside Plaza New York, New York	10010
Attention:	Mr. Vincent Desimone/Mr. Jim Chapling
Phone:	212-532-2211	Fax:	212-481-6108

Name: Category: Contact: Phone:	James Ruderman, Office of Structural Engineers Mr. Howard Zweig 212-643-1414	Address: Fax:	15 West 38th Street New York, New York 212-543-1425	10022

Submetering

Name: Category: Attention: Phone:	Technical Systems Submetering Mr. Thomas Osborne 212-695-3507	Address: Fax:	150 Broadway -15th Floor New York, New York 212-695-4654	10018

Name: Category: Phone:	Utilities Research Associates, Inc. Submetering Mr. Richard Simon 212-765-2025	Address: Fax:	225 West 57th Street New York, New York 212-265-0216	10019

8

Water Proofing

Water Proofing

Name: Category: Attention: Phone:	Benjamin Maintenance Waterproofers Tony Marke 212-535-8500	Address: Brooklyn Fax:	5718 2nd Avenue NY 718-492-0194	11220-3313

Name: Category: Attention: Phone:	Henshell & Buccellato Waterproofing Consultant Mr. Paul Buccellato 908-530-4734	Address: Fax:	2 Harding Road Red Bank, New Jersey 908-747-8099	07701

Water Treatment

Name: Category:	Ambient Water Treatment Consulting, Inc. WATER TRMT	Address:	10 Morris Avenue Glen Cove, NY	11542
Attention:	John Leitner
Phone:	516-609-0009	Fax:	212.9444618

Name: Category: Attention: Phone:	Ashland Drew Chemical Water Treatment AL BARBA 201-246-2510	Address: City/State/Zip: Fax:	1000 Harrison Avenue Kearny, NJ 201.246.1784	7302

9

Exhibit I

FORM OF SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT I

SUBORDINATION, NONDISTURBANCE
AND ATTORNMENT AGREEMENT

Dated:

Among

                                                                                                                 ,

Tenant

and

140 BW LLC,

Landlord

and

LANDESBANK HESSEN-THURINGEN GIROZENTRALE

Lender

LOCATION OF REAL PROPERTY:

Street Address:	140 Broadway, New York, New York (New York County)
Block:	48
Lot:	1

Recording requested by, and after recording, please return to:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made as of this      day of                , 200      among                                    a,                                          having its principal place of business at                                                                               (“Tenant”), 140 BW LLC, a Delaware limited liability company having an office at                                           (“Landlord”), and LANDESBANK HESSEN-THURINGEN GIROZENTRALE, a German banking corporation having an address at Landesbank Hessen-Thüringen Girozentrale, Main Tower, Neue Mainzer Strasse 52 - 58, 60311 Frankfurt am Main, Germany (“Lender”).

RECITALS:

A.                      Landlord and Tenant entered into that certain Lease (the “Lease”) dated              as of               , 200    with respect to a portion of the property located at 140 Broadway, New York, New York. The leased premises are described in the Lease and are referred to herein as the “Premises”, The term “Property,” as used herein, shall mean the land, buildings and improvements located at 140 Broadway, New York, New York, which are covered by the Mortgages (as hereinafter defined).

B.                        Lender is the holder of the mortgages listed in Schedule A annexed hereto (collectively, the “Mortgages”) and the notes secured thereby.

C.                        Tenant and Landlord have requested that Lender enter into an agreement on the terms and conditions herein set forth, and Lender has agreed to enter into this Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.         Subordination.

(a)       Tenant hereby consents to the assignment of the Lease by Landlord to Lender as security for the indebtedness secured by the Mortgage. The parties hereto agree that the Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant in and to the Premises and the Property are and shall be subject and subordinate to the lien of the Mortgage, to all of the terms thereof, to all renewals, modifications, extensions, replacements and consolidations thereof, and to all advances secured thereby.

(b)       Notwithstanding anything to the contrary set forth above, Lender may at any time subordinate the Mortgage to the Lease in whole or in part, without any need to obtain Tenant’s consent, by execution of a written document subordinating the Mortgage to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to the Mortgage to the extent set forth in such document without regard to this Agreement or their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, the holder of the Mortgage shall have the same rights with respect to the Lease as would have existed if the Lease had been executed, and a memorandum thereof recorded, prior to the execution, delivery and recording of the Mortgage.

2.         Nondisturbance. In the event of foreclosure of the Mortgage, or in the event Lender comes into possession or acquires title to the Property as a result of the enforcement or foreclosure of the Mortgage, or as a result of the delivery to Lender of a deed in lieu of foreclosure, Lender agrees that Tenant shall not be disturbed in its possession of the Premises (and, subject to Paragraph 4 below, Tenant’s rights under the Lease shall not be affected) unless the Lease has been terminated or Tenant is in default under the Lease beyond the expiration of any applicable grace period.

3.         Attornment. Tenant agrees with Lender that if the interests of Landlord in the Premises shall be transferred to Lender by reason of foreclosure sale (judicial or nonjudicial) or other legal proceedings brought by Lender, or by any other manner, Tenant shall be bound to Lender, upon Tenant’s receipt of notice of such transfer, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease. Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto immediately upon Lender succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Lender, within ten (10) days after demand of Lender to execute an instrument in confirmation of the foregoing provisions, reasonably satisfactory to Lender and Tenant, in which Tenant shall acknowledge such attornment and shall ratify the terms and condition of its tenancy.

4.         Limit on Lender’s Obligations. Tenant agrees with Lender that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any previous act or omission of any prior landlord (including Landlord) under the Lease, (b) subject to any offset which had accrued to Tenant against any prior landlord (including Landlord) (c) obligated to complete any construction of the Premises, (d) obligated to make any payment to or on behalf of Tenant (other than refunds or credits of overpayments on account of real estate tax or operating expense escalations, estimated payments on account of utilities services or similar items, but only to the extent the funds representing such overpayments actually were received by Lender) (e) required to account for any security deposit other than any actually delivered to Lender, or (f) bound by any previous modification of the Lease or by any prepayment of more than one month’s Base Rent or Additional Rent (as such terms are defined in the Lease) unless such modification or prepayment was expressly approved in writing by Lender.

5.         Default by Landlord. If Landlord shall default in the performance or observance of any of the terms, covenants, conditions or agreements in the Lease to be performed on the part of Landlord, Tenant shall give written notice thereof to Lender (which shall be delivered simultaneously with a notice thereof to Landlord), and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action to terminate, rescind or avoid the Lease or to withhold any rental thereunder, for a period of sixty (60) days after receipt by Lender of Tenant’s written notice with respect to such default; provided, however, that in the case of any default which cannot with reasonable diligence be cured by Landlord or Lender within such 60-day period, if Landlord or Lender shall proceed promptly to commence to cure such default and, thereafter, shall prosecute the curing of same with reasonable diligence, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of same (including, without limitation, such time as shall be necessary for Lender to obtain possession of the Property, if such possession is required for the cure of the applicable default).

6.         Compliance with Lease Nondisturbance Provisions. This Agreement constitutes full compliance with any provisions of the Lease that provide for subordination of the Lease or commencement of the term of the Lease only upon delivery of a non-disturbance agreement to Tenant.

7.         Rent Payments.

(a)       From and after Tenant’s receipt of written notice from Lender (a “Rent Payment Notice”), Tenant shall pay all rent and additional rent under the Lease to Lender or as Lender shall direct in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. Lender’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (i) cause Lender to succeed to or to assume any obligations or responsibilities of Landlord under the Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until an attornment bas occurred pursuant to this Agreement or (ii) relieve Landlord of any obligations under the Lease.

Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction, or assertion by Landlord. Tenant shall be entitled to rely on any Rent Payment Notice. Payments made in accordance therewith shall satisfy Tenant’s obligation under the Lease as to such payments, as if paid to Landlord. Landlord hereby releases Tenant from, and shall indemnify and hold Tenant harmless from and against, any and all loss, claim, damage, liability, cost or expense (including payment of reasonable attorneys’ fees and disbursements) arising from any claim based upon Tenant’s compliance with any Rent Payment Notice. Landlord shall look solely to Lender with respect” to any claims Landlord may have on account of an incorrect or wrongful Rent Payment Notice.

8.         Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

9.         Definitions. As used herein: (a) the term “Tenant” shall include any successors and/or assigns of Tenant named herein; (b) the words “foreclosure” and “foreclosure sale” shall be deemed to include the acquisition of Landlord’s estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and (c) the word “Lender” shall include the Lender herein specifically named and any of its successors and assigns, including anyone who shall have succeeded to Landlord’s interest in the Property by, through or under foreclosure of the Mortgage or the delivery of a deed in lieu of foreclosure (including a nominee or designee of Lender or a purchaser at a foreclosure sale).

10.       Governing Law, Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to similar agreements made and to be performed entirely within said State. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

11.       No Modification or Waiver. This Agreement shall not be modified, amended or terminated, nor may any provision hereof be waived, except by a written agreement signed by the party against whom enforcement of any such modification, amendment, termination or waiver is sought.

12.       Number and Gender. Any number or gender, as used herein, shall include any other number or gender, as the context may require.

13.       Notices. Notices given hereunder shall be sent to the parties at their addresses set forth above by prepaid registered or certified mail, return receipt requested, or by hand delivery or overnight delivery service which provides proof of receipt.

14.       Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument.

15.       Consent. Lender hereby consents to the Lease.

TENANT:

By:
Name:
Title:

LANDES BANK HESSEN-THURINGEN GIROZENTRALE

By:
Name:
Title:

By:
Name:
Title:

LANDLORD:

140 BW LLC

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the           day of                    , 200     before me, the undersigned, a notary public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted; executed the instrument.

(Notary stamp/Seal)
Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the           day of                    , 200     before me, the undersigned, a notary public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted; executed the instrument.

(Notary stamp/Seal)
Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On the           day of                    , 200     before me, the undersigned, a notary public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted; executed the instrument.

(Notary stamp/Seal)
Notary Public

Exhibit J

HVAC SPECIFICATIONS

The Building has a central heating, ventilation and air conditioning system. Based on occupancy not to exceed one (1) person per 100 usable square feet of floor area and an electrical load not to exceed 6 watts per useable square foot, the system is capable of meeting the following performance criteria:

HEATING:

Interior Space Conditions / Outdoor Air Condition
68 degrees Fahrenheit dry bulb (+/- 2 degrees dry bulb) / Greater than 5 degrees Fahrenheit

COOLING:

76 degrees Fahrenheit dry bulb (+/- 2 degrees dry bulb) / Less than 95 degrees Fahrenheit dry bulb, 50% relative humidity, or 75 degrees Fahrenheit wet bulb

Exhibit K

BUILDING CLEANING SPECIFICATIONS

140 Broadway

Cleaning Specifications

*Note: Items in bold reflect tenant extras per tenants’ request.

140 Broadway

Cleaning Specifications

Office Areas		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1	Constant surveillance of all common areas to insure cleanliness.	X
Services to be provided during the night (6PM - 6AM)
2	Empty and clean (when necessary) all waste receptacles and remove collected waste and place into freight elevator lobbies. Replace plastic receptacle liners.	X
3	Dininfect waste receptacles.		X
4	Vacuum all high traffic area rugs and carpets. Sweep or vacuum all carpet edging. High traffic area shall be defined as all carpeted area excluding cubicle area and office area rugs and carpeting.	X
5	Vacuum all rugs and carpets.	X
6

Dust or wipe clean all furniture, files, desk lamps, fixtures, paneling, frames, convector tops, window sills, and other horizontal surfaces with a treated cloth. Materials on furniture will not be rearranged

X
7	Damp wipe and polish all glass furniture trays.		X
8	Remove all marks and smudges from vertical surfaces (to 70”), including doors, door frames, around light switches, entrance glass, partitions, pictures and wall decorations.		X
9	Spot clean vinyl wallpaper		X
10	Remove all marks and smudges from base boards, molding, convector covers, etc.	X
11	Push all chairs up into desk	X
12	Leave all office doors as found (i.e. open doors open, closed doors closed, locked doors locked, etc.)	X
13	Wash all base boards, molding, convector covers, etc.			X
14	Vacuum all fabric covered walls			X
15	Sweep and/or dust mop all uncarpeted floors (including all stone, composition tile, and wood flooring) employing dust control techniques.	X
16	Damp dust and sanitize all telephones; dust under telephones.	X
17	Wash waste receptacles if liquids have leaked through plastic liners (as necessary).					X
18	Damp mop floors where spillage occurred (as necessary).					X
19	Dress and spray-buff all composition tile floors to maintain scuff-free gloss once per week.					X
20	Dress and spray-buff stone and wood flooring					X
21	Dust lights, slot diffusers, and convector covers (as necessary).			X
22	Vacuum/dust all blinds (as necessary).				X
23	Strip and reseal all composition tile floors.					X
24	Damp dust diffusers, wall grills, registers and other ventilating louvers.				X
25	Damp dust all areas not reached in daily, weekly or monthly cleaning.				X
26	Damp dust exterior surfaces of lighting fixtures, including glass and plastic enclosures (once per year).					X

Office Areas		D	W	M	Q	O
27	Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in empty closets.		X
28	Dust clean all surfaces such as walls, partitions, door backs, and other surfaces less than 80 inches in height.		X
29	Wipe sills, interior metal window frames, mullions, convector covers, and/or other interior metal surfaces of the perimeter walls of the building.	X
30	Spot clean small spots requiring immediate removal (tenant request).					X
31	Clean and dust Fire Extinguishers and Cabinet	X
32	Damp wipe wooden doors.		X
33	All glass and ceramic walls shall be damp wiped and free of dust and lint at all times.	X
34	Wash, disinfect and dry polish water cooler & drinking fountains	X
35	Clean entrance doors and adjacent glass panels. Clean glass vision panels.	X
36	Dust and damp wipe all louvers, light fixtures, and life safety equipment.			X
37	Vacuum all peripheral air conditioning units semi-annually					X
38	Vacuum all louvers, light fixture lenses, and ventilating grills; dust light fixtures.				X
39	Maintain thresholds and door saddles clean of scuff marks and debris	X
40	Maintain compliance with recycling program	X
41	Whisk broom upholstered furniture and under sofa cusions.	X
42	Venetian blinds shall be lowered and tilted to keep out the sun, where applicable.	X
43	Dust all pictures, frames, charts, graphs, similar wall hangings, and all other items not reached in nightly cleaning.				X

Restrooms		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1

Check restrooms for toilet tissue, paper towels, and soap replacement. Wipe down and clean all lavatory tops and fixtures. Police restrooms for trash. Remove trash. Mop floor as required. Test all fixtures and report malfunctions in writing.

2X
2	Supply toilet tissue, soap and towels to restrooms and sanitary napkins to ladies’ room. Rolls of paper less than 1/4 full are to be replaced.	2X
3	Constant surveillance of areas to insure cleanliness. Report unusual conditions to Management.	X
Services to be provided during the night (6PM - 6AM)
4	Sweep, wet mop, disinfect, and rinse floor with germicidal solution. Clean all edges to prevent build-up. No standing water should be left on the floor.	X
5	Clean and polish all mirrors, bright work, and enameled surfaces.	X
6	Wash and disinfect all basins, urinals, and bowls using non-abrasive cleaners to remove stains and clean under-sides of rim on urinals and bowls.	X
7	Scrub all fixtures to remove all stains and scaling.	X
8	Wash and disinfect both sides of all toilet seats.	X
9

Spot clean all partitions, tile walls, and outside surfaces of all dispensers and receptacles. Damp wipe all lavatory tops and remove all water spots from wall finish materials next to dispensers and receptacles.

X
10	All glass and ceramic walls shall be damp wiped and free of dust and lint at all times.	X
11	Empty and sanitize all trash receptacles and sanitary disposals.	X
12	Fill toilet tissue, soap, towel, and sanitary napkin dispensers. Rolls of paper less than half full are to be replaced.	X
13	Clean flushometers, piping, toilet seat hinges, and other metal.	X
14	Machine scrub all floors with germicidal solution			X
15	Dump at least one gallon of water down each restroom floor drain and wipe clean each drain grill.	X
16

Thoroughly wash and polish all partitions, tile walls, dispensers, and receptacles. Stabilizing bars, hardware, interconnecting and wall mounting brackets shall be kept free of dust and lint at all times.

X
17	Dust all louvers, light fixture lenses, and ventilating grills; dust light fixtures.			X
18	Test all fixtures and hardware and report all malfunctions in writing.	X
19	It is the intention to keep the restrooms thoroughly cleaned and not to use a disinfectant or deodorant to kill odor. If a disinfectant is necessary, an odorless product must be used.	X

Lobby		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
l	Constant surveillance of areas to insure cleanliness. Maintain lobby floors in clean condition. Police front desk to ensure a clean, professional appearance.	X
2	During inclement weather, place out rain mats. Sweep as necessary. Remove mats accordingly.					X

Services to be provided during the night (6PM - 6AM)
3	Sweep and heavy wash non-polished and stone floors with approved, non hazing, pH neutral, soap free, detergent based cleaner. Thoroughly rinse and remove excess water immediately.	X
4	Dust clean all vertical surfaces. Remove all graffiti matter on metal, wood, glass, or stone surfaces immediately, interior and exterior.	X
5	Vacuum all elevator door saddles. Wash and/or scrub clean, as required. Clean all metal doors, handrails and all revolving doors and drums of revolving doors, interior and exterior.		X
6	Clean and polish all metal doors, door frames, transoms, etc.		X
7	Damp wipe and dry elevator panels, call buttons and Fire Command Panel.	X
8	Clean all furniture and security areas. Clean tops and sides of Security Desk, front and rear. Maintain security desk following offices area specification.	X
9	Dust all walls, wash, dust and polish, as necessary, including all wood, metal, glass, and stone surfaces less than 80 inches in height	X
10	Dust all walls, wash, dust and polish, as necessary, including all wood, metal, glass, and stone surfaces greater than 80 inches in height - SEMIANNUALLY					X
11	Spot clean all glass	X
12

Scrub with an approved, non scratching, stiff bristle brush, all non-polished stone flooring, as necessary, but not less than 2X weekly, using an approved non-hazing, pH neutral, soap free, detergent based cleaner. Rinse thoroughly and removes excess water immediately.

X
13	Wash all ceiling lights and all air diffusers/grills, as required.				X
14	Wash all vertical surfaces and clean niches, as needed.			X
15	Clean/wash/shampoo rain mats, as required, to maintain top quality appearance levels. Remove gums and spots from mats nightly.			X

Elevator Lobbies		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
l	Constant surveillance of elevator lobby areas to insure cleanliness.	X
2	Remove fingerprints and smudges from glass entrance doors.	X
Services to be provided during the night (6PM - 6AM)
3	Dust wooden walls, (oil as necessary to cover scratches, wipe excess oil — semi-annual or as necessary).	X
4	Dust and wipe clean Fabric Wall Covering	X
5	Dust and wipe clean all common area furniture		X
6	Sweep and/or dust mop lobby flooring. Heavy wash and dress (as necessary, depending upon floor materials).	X
7	Vacuum all rugs and carpets. Sweep or vacuum all carpet edging.	X
8	Buff lobby flooring (as necessary, depending upon floor materials).		X
9	Spot remove carpet stains.					X
10	All glass and ceramic walls shall be damp wiped and free of dust and lint at all times.					X
11	Shampoo or other methods of soil removal from carpet (as necessary per tenant Request)					X
12	Dust walls (as necessary).					X
13	Spot wash walls (as necessary).		X
14	Thoroughly wash walls (as necessary).					X
15	Vacuum all louvers, light fixture lenses, and ventilating grills; dust light fixtures.				X
16	Dust and wipe clean all signage.		X
17	Clean glass entrance doors and adjacent glass panels.	X

Elevators		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1	Constant surveillance of elevator lobby areas to insure cleanliness.	X
2	Vacuum all rugs and carpets. Sweep or vacuum all carpet edging.	X
Services to be provided during the night (6PM - 6AM)
3	Dust light lenses and damp wipe if necessary. Remove foreign matter from top of light fixtures in elevator cabs.		X
4	Wipe down & polish panels of elevator cabs and remove any graffiti.	X
5	Wipe down all surfaces in cab, indicators, and elevator doors using an approved cleaner and polish.	X
6	Dust or damp wipe finished metal and floor buttons.	X
7	Clean and polish all lobby thresholds. (shall extend 6 inches beyond threshold).	X
8	Vacuum & scrub clean elevator saddles and thresholds on all floors of the bldg.	X
9	Vacuum all rugs and carpets. Sweep or vacuum all carpet edging. Shampoo carpet as necessary.	X
10	Freight Operator to be provided from 7:30am until 12:00 midnight	X

Mechanical Rooms		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1	Constant surveillance of areas to insure cleanliness.	X
Services to be provided during the night (6PM - 6AM)
2	Empty and clean (when necessary) all waste receptacles and remove collected waste from areas. Replace plastic receptacle liners.	X
3	Wash waste receptacles if liquids have leaked through liners (as necessary).					X
4	Sweep and/or dust mop all uncarpeted floors employing dust control techniques.		X
5	Dress and spray-buff all composition tile floors to maintain scuff-free gloss		X
6	Strip and reseal all composition tile floors.			X
7

Machinery and equipment, overhead pipes, ledges, door frames and other horizontal and vertical surfaces shall be dusted quarterly. The manager shall be totally responsible for determining equipment that should not be dusted.

X
8	Walls, doors and other horizontal surfaces in high traffic areas shall be spot cleaned weekly. Spillage and other adherents shall be removed immediately.		X
9	Roof shall be policed, and cleaned as required.		X

Common Building Stairways and Landings		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1	Constant surveillance of areas to insure cleanliness.	X
Services to be provided during the night (6PM - 6AM)
2	Police for trash, remove gum daily.	X
3	Sweep/spot mop no less than daily, damp mop weekly.		X
4	Dust handrails, fire hoses, and other vertical members. All handrails, side panels and risers shall be damp wiped.				X
5	Dust light fixtures.				X
6	Dust/wash all vents and painted piping.				X
7	Remove all fingerprints and smudges, both sides of fire doors on each floor and spills and other adherents from all steps and landings.				X
8	Clean/wash transoms high and low.				X

Property Management Office, Engineering Office		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1	Constant surveillance of areas to insure cleanliness.	X
Services to be provided during the night (6PM - 6AM)
2	Maintain Engineering and Property Management offices in accordance with a class “A” office building and to this specification hereon.	X
3	Vacuum and dust completely nightly.	X
4	Clean and sanitize all telephones nightly.	X
5	Clean pantry stations nightly, including cups and coffee pots. Defrost and clean refrigerators monthly.	X
6	Clean lavatories, lunchrooms, locker rooms and showers.	X
7	Sweep then mop VCT tile nightly.	X
8	Spray buff VCT tile not less than weekly.		X
9	Strip & refinish VCT tile, as necessary, but not less than monthly. Spot clean carpet nightly. Shampoo quarterly using an approved, low moisture, manufacturer accepted method.			X

Exterior		D	W	M	Q	O
Services to be provided during the day (8AM - 6PM)
1	Constant surveillance of areas to insure cleanliness.	X
2	Continually police for debris and clean out all ash urns.	X
	Clean entrance glass doors and revolving doors 3X/day.	X
3	Keep all curb areas clean including sidewalk and street junctions. Clean around trees and pick up debris.	X
4	In addition to glass doors and revolving doors, spot clean all lobby glass inside and out.	X
5	Water all exterior planters on Broadway not less than 1 time per week for at least 10 minutes per planter.	X
6

Immediately upon accumulation remove all ice and snow from all entrances, surrounding sidewalks (6 to 10 foot pathway) and street to allow pedestrian access. Apply sand or sand and snow melt mixture as conditions require.

X
Services to be provided during the night (6PM - 8AM)
7	Sweep all ramps and stairs.	X
8	Hose down sidewalks daily when weather permits prior to 8:00am.	X
9	Steam and/or power wash sidewalks/docks.		X
10	Scrub clean all stone areas.		X
11	Lightly wash all vertical walls as required.		X
12	Police for trash - all areas including planting beds and along curb.	X
13	Empty all trash and ash trays	X
14	Remove gum.	X

Trash and Shredding Removal & Recycling		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1	Constant surveillance of areas to insure cleanliness.	X
Services to be provided during the night (6PM - 6AM)
2

All waste shall be collected from each floor and removed through the service elevator. The only authorized collection point is the service elevator landing on each floor. Accumulation of waste shall not occur in any other areas.

X
3	The contractor shall separate all recyclable trash according to recycling program adopted and approved by the manager and Local Law #87.	X
4	Waste and/or rubbish bags shall be furnished by Contractor and shall be adequate to hold contents without breaking.	X
5

Collect and remove waste paper, cardboard boxes (contractor to flatten) and waste material to trash retention area for collection. The service elevator shall be the only authorized conveyance for this transfer of waste from the floors to the waste recycling and collection points specified by the manager.

X
6

The Contractor shall be familiar with, and adhere to, Building procedures and policies, regulations in Local Law #87 and any other relevant ordinances which may exist at this time or come into existence during the term of this agreement.

X
7

Refuse when placed out for collection, must at all times be maintained in a neat, clean, and closed condition, and the area around them must also remain neat and clean. After collection, receptacles must be cleaned and stored within 2 hours of beginning.

X

General		D	W	M	Q	O
Services to be provided during the day (6AM - 6PM)
1	Miscellaneous General Porter Services as required throughout the day - clean spills, move boxes, and other special requests. (As required)					X
Services to be provided during the night (6PM - 6AM)
2	Keep slop-sink rooms in clean, neat and orderly condition.	X